EXHIBIT 10.3

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of July 15, 2014 (the "Effective Date"), by and between STONEMARK S/SV, LP, a Delaware limited partnership ("Seller"), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”).
I
SUMMARY AND DEFINITION OF BASIC TERMS
The terms set forth below shall have the meanings set forth below when used in the Agreement.

TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
1. Property (Recital A):	The property situated in the City of Austin, County of Travis, State of Texas described on Exhibit A attached hereto (the "Property").
2. Buyer's Notice Address (Section 13):
Steadfast Asset Holdings, Inc.
18100 Von Karman, Ste., 500
Irvine, California 92612
Attn: Ana Marie del Rio, General Counsel
Email: AnaMarie.delRio@SteadfastCo.com
Phone: (949) 852-0700
Fax No.: (949) 852-0143

With a copy to:
Garrett DeFrenza Stiepel Ryder LLP
3200 Bristol Street, Suite 850
Costa Mesa, CA 92626-1808
Attn: Marcello F. De Frenza
Email: mdefrenza@gdsrlaw.com
Phone: (714) 384-4302
Fax No.: (714) 384-4320

3. Seller's Notice Address (Section 13):	c/o Livcor, LLC Two North Riverside Plaza, Suite 2100 Chicago, Illinois 60606 Attn: Chris Brace Email: brace@livcor.com Phone: (312) 466-3300 Fax No.: (312) 279-9882

TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION

With a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: Krista Miniutti
Email: kminiutti@stblaw.com
Phone: (212) 455-7651
Fax No.: (212) 455-2502

and a copy to:

Stonemark Investments, LLC
400 Interstate North Parkway, Suite 1300
Atlanta, Georgia 30339
Attn: Michael C. Taylor
Email: mtaylor@stonemarkequities.com
Phone: (770) 952-4090
Fax No.: (770) 955-6729

4. Purchase Price (Section 2):	$23,500,000.00
5. Deposit (Section 3):	"Initial Deposit" of $250,000.00, plus "Additional Deposit" of $50,000.00, plus “Extension Deposit” of $150,000.00, if and when made.
6. Independent Consideration:	$100.00
7. Due Diligence Deadline (Section 4.2):	5:00 pm Pacific Time on the day that is Thirty (30) Business Days after the Opening of Escrow.
8. Closing Date (Section 6.2):
Sixty (60) days after the Opening of Escrow (the “Initial Closing Date”), subject to any extension of the Initial Closing Date specifically provided for in this Agreement, provided that the Closing shall occur on or before October 1, 2014 (the “Outside Closing Date”).

9. Title Company (Section 4.1):	Fidelity National Title Insurance Company 485 Lexington Avenue, 18th Floor New York, New York 10017
10. Escrow Holder and Escrow Holder's Notice Address (Recitals):	Fidelity National Title Insurance Company 485 Lexington Avenue, 18th Floor New York, New York 10017 Attn: Jeremy Poetker Email: jeremy.poetker@fnf.com Phone: (212) 471-3808

TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
11. Broker (Section 6.7):	CBRE (Austin) – Charles Cirar
12. Opening of Escrow	Three (3) Business Days after the Effective Date

II
RECITALS
A.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the following (collectively, the "Property"): (i) fee simple interest in the real property legally described in Exhibit A attached hereto, and Seller’s right, title and interest in and to any easements and other appurtenances thereto, including, without limitation, all water and water rights (collectively, the "Real Property"); (ii) any buildings and other improvements located on the Real Property and all of Seller’s right, title and interest in and to all fixtures located on the Real Property (collectively, the "Improvements"); and (iii) Seller’s right title and interest in and to the following, (a) any leases or other agreements for occupancy of the Real Property or the Improvements (collectively, and with all amendments, supplements or addenda thereto or guaranties thereof, the "Leases"), all rents and other recurring charges paid or payable by tenants to the landlord under the Leases, subject to the prorations set forth in this Agreement (collectively, "Rents") and any refundable security or pet deposit made by tenants under the Leases that have not been applied pursuant to the terms of the Leases (collectively, the "Tenant Security Deposits"); (b) any machinery, equipment, tools, materials, furniture, furnishing, supplies and other tangible personal property owned by Seller or its property manager and located in or on the Real Property or the Improvements and used exclusively in connection with the Real Property (collectively, the "Personal Property" the material Personal Property as of the date hereof is identified on Exhibit J attached hereto); (c) any maintenance, repair, improvement, utility, telecommunications, janitorial, gardening and other service, supply or vendor contracts for the operation, leasing, maintenance or repair of the Property, in each case, that may be transferred without the consent of a third party or for which such consent has been obtained (collectively, the "Service Contracts"; the Service Contracts as of the date hereof are set forth on Exhibit H attached hereto) (provided that the term "Service Contracts" shall in no event include any national, regional or other multi-property contracts made by Seller or its affiliates thereof which are designated as “Stonemark National Contracts” on Exhibit H hereto, all of which shall be terminated by Seller with respect to the Property as of the Closing at the Seller’s sole expense); and (d) any plans, specifications and drawings with respect to the Property that are assignable and in the Seller’s or the property manager’s possession, and any governmental licenses, permits, authorizations and approvals for the Real Property and the Improvements, in each case, that may be transferred without the consent of a third party or for which such consent has been obtained (collectively, the "Plans and Approvals") and (e) all entitlements and intangible personal property of Seller or Seller’s property manager used solely in connection with the design, construction, ownership, occupancy, use, management, operation, maintenance, repair or ownership of the Real Property, including any assignable warranties and guaranties and including, without limitation, Property specific logos, Property specific marketing material and the website, www.live@terracecove.com, all phone number(s) for the Real Property, all fax number(s) for the Real Property and including any rights Seller or its property manager may have to the name “Terrace Cove”, (collectively, the “Intangible Property”, but excluding in each case above any "Reserved Company Assets" (as defined below).
B.    Initially capitalized terms used in the Recitals and elsewhere in this Agreement shall have the meanings ascribed to them in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and their instructions to Fidelity National Title Insurance Company ("Escrow Holder") with regard to the Escrow created pursuant hereto are as follows:
III
AGREEMENT
1.    Agreement of Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, at the Closing for the Purchase Price and upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in the "Closing Documents" (as defined below), the term "Property" shall not include any of the following items, all of which are excluded from the sale by Seller to Buyer hereunder (and all of which shall be retained by Seller at Closing) (collectively, the "Reserved Company Assets"): all cash, cash equivalents (including certificates of deposit) on hand or in any bank account, operating account or other account maintained in connection with the ownership, management or operation of the Property including any non-refundable security deposits (but without limiting the credits to Buyer under Section 6.9 for Tenant Security Deposits, prepaid rents or other matters), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations hereinafter set forth), bank accounts, claims or other rights of Seller against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date subject to the terms of Section 8 of this Agreement, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing (other than Service Contracts that are assumed by Buyer under this terms of Section 7), any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, websites, marketing brochures or other marketing materials, any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto except as provided in the definition of Property above (without taking into account the exclusion therein for Reserved Company Assets), any development bonds, letters of credit or other collateral held by or posted with any governmental entity or other third party with respect to any improvement, subdivision or development obligations concerning the Property, any fixtures, personal property or other assets that are owned by (a) the supplier or vendor under any Service Contract, (b) the tenant under any Lease and (c) the property manager of the Property, any other intangible property that is not used exclusively in connection with the Property.
Seller and Buyer (or an affiliate thereof) have entered into a separate Purchase and Sale Agreement and Joint Escrow Instructions as of the Effective Date (the “Parallel Agreement”) relating to the sale of real property proximately located to the Property. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall have no right to Purchase, and the Seller shall be under no obligation to sell, the Property unless the transactions contemplated by the Parallel Agreement are consummated (the “Parallel Sale”), it being the express intention and agreement between Buyer and Seller that, as an inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase and Seller has agreed to sell all the Property simultaneously with the Parallel Sale.
2.    Purchase Price. Buyer shall pay the Purchase Price to Seller for the Property as provided in Section 3 below (the "Purchase Price").
3.    Payment of Purchase Price.
3.1    Independent Consideration; Initial Deposit. Within three (3) Business Days following the Effective Date, Buyer shall deposit the Independent Consideration and the Initial Deposit with Escrow Holder by wire transfer of immediately available funds. Escrow Holder shall immediately release to Seller the full amount of the Independent Consideration. At Buyer’s discretion, Escrow Holder shall place the Deposit in one or more government insured interest-bearing accounts satisfactory to Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Deposit with any funds of Escrow Holder or any other person or entity. Any interest earned on the Deposit while held by Escrow Holder shall be added to and be disbursed in the same manner as the principal portion of the Deposit. The Initial Deposit shall be refundable to Buyer until the expiration of the Due Diligence Deadline and as otherwise expressly provided in this Agreement. If Buyer fails to deliver the Independent Consideration and the Initial Deposit into Escrow strictly as and when contemplated herein or if Buyer fails to deliver the “Independent Consideration” and the “Initial Deposit” into escrow as defined in and set forth in the Parallel Agreement, this Agreement shall automatically terminate and neither party shall have any further rights or obligations hereunder except for those obligations which by their terms expressly survive any termination of this Agreement (the "Surviving Obligations"). Notwithstanding anything in this Agreement to the contrary, Buyer and Seller hereby agree and acknowledge that the Independent Consideration shall be paid to Seller and deemed completely nonrefundable for any reason as consideration for the rights and privileges granted to Buyer herein, including any and all rights granted to Buyer to terminate this Agreement prior to the Due Diligence Deadline.
3.2    Additional Deposit. Unless Buyer terminates this Agreement in accordance with the terms of Section 4.2, then upon the expiration of the Due Diligence Deadline: (a) the Initial Deposit shall become non-refundable to Buyer except in the event of the Seller's breach or as otherwise expressly provided in this Agreement, and (b) within two (2) Business Days after the expiration of the Due Diligence Deadline, Buyer shall deposit the Additional Deposit with Escrow Holder by wire transfer of immediately available funds and the Additional Deposit shall be non-refundable to Buyer except in the event of Seller's breach or as otherwise expressly provided in this Agreement. The Initial Deposit and, when made, the Additional Deposit, and, if made, the Extension Deposit, are collectively referred to herein as the "Deposit" and shall include all interest which accrues thereon while held by Escrow Holder. Upon the Closing, the Deposit shall be credited to the Purchase Price. Unless Buyer terminates this Agreement in accordance with the terms of Section 4.2, then upon the expiration of the Due Diligence Deadline if Buyer thereafter fails to deliver the Additional Deposit into the Escrow Account strictly as and when contemplated herein or if Buyer fails to deliver the “Additional Deposit” into Escrow as defined in and set forth in the Parallel Agreement, such failure shall constitute a material breach of this Agreement by Buyer and Seller shall have the right, by delivering written notice to Escrow Holder and Buyer within five (5) days after such failure, to terminate this Agreement and receive and retain the Initial Deposit as liquidated damages pursuant to Section 5.1 below, and thereafter neither party shall have any further rights or obligations hereunder except for the Surviving Obligations.
3.3    Closing Cash Payment. The balance of the Purchase Price remaining after credit for the Deposit and adjustments for Buyer's share of proration, costs and other amounts expressly set forth in this Agreement shall be paid by Buyer by wire transfer of immediately available funds into Escrow on the Closing Date.
4.    Conditions to Parties' Obligations.
4.1    Buyer's Pre-Closing Conditions. Buyer's obligations under this Agreement shall be subject to the satisfaction of or waiver by Buyer in Buyer’s sole and absolute discretion of the following matters described below (collectively, the "Pre-Closing Conditions") in the time-frames set forth in this Section 4.1:
4.1.1    Title. (a) As soon as feasible following the Effective Date, Buyer shall be given access to copies of all of the following items regarding title to the Property (it being understood that Seller shall use commercially reasonable efforts to provide such items within three (3) Business Days after the Effective Date and, in the event that Buyer has not received such items, or access thereto, by such date, the Title Objection Deadline (as hereinafter defined) shall be extended on a day-for-day basis only with respect to such item that Buyer has not received): (a) title commitment prepared by Fidelity National Title Insurance Company, for the Property for an owner’s policy of title insurance in an amount equal to the Purchase Price on a Texas T-1 form (collectively, the "Title Report"), (b) all underlying documents evidencing exceptions to title or otherwise referred to in the Title Report to the extent such documents are readily available from the Title Company and (c) a copy of the most recently prepared survey of the Property in Seller’s possession or control. Buyer, by giving notice to Seller on or before the date that is five (5) Business Days prior to the Due Diligence Deadline (the "Title Objection Deadline"), may object to any matter contained in the Title Reports or matter appearing on the survey (an “Objection”) in Buyer’s sole and absolute discretion. Buyer shall be deemed to have waived all rights to make Objections with respect to all matters shown in the Title Report and all matters that would be revealed by current, accurate ALTA survey of the Property unless Buyer delivers an Objection to Seller prior to the Title Objection Deadline. If Buyer makes any such Objection, Seller may, by giving notice to Buyer on or before the date that is three (3) Business Days after Buyer's Objection notice, elect either to remove such Objections or not to remove such Objections. Seller shall be deemed to have elected not to remove any such Objection unless Seller elects to remove any such Objection by giving written notice to Buyer in accordance with this Section 4.1.1(a). If Seller elects to remove any such Objection, Seller shall remove the Objection on or before the Closing Date. The procurement by Seller, at its option, of written irrevocable, unconditional (subject to the payment of any fees relating thereto) commitments from the Title Company to issue the "Title Policy" (defined below) or an endorsement thereto reasonably acceptable to Buyer insuring Buyer against any Objection shall be deemed a removal thereof from title to the Property. If Seller elects (or is deemed to have elected) not to remove any such Objection, Buyer shall have the right, by giving notice to Seller and the Escrow Holder within five (5) Business Days after receipt of Seller’s response (or the last day on which Seller could provide a response if no response is provided), either to terminate this Agreement (in which case the Deposit shall be returned to Buyer), or to withdraw such Objection and waive all rights with respect to such Objection. If Buyer does not exercise the right to terminate this Agreement in accordance with this Section 4.1.1(a), Buyer shall be deemed to have waived such Objection. In the event that Buyer terminates the Parallel Agreement pursuant to Section 4.1.1(a) of the Parallel Agreement, Buyer shall be deemed to have terminated this Agreement pursuant to this Section 4.1.1(a) and the Deposit shall be returned to Buyer. For the avoidance of doubt, the following matters shall be deemed to be “Permitted Encumbrances” for all purposes of this Agreement: (a) rights of tenants under unrecorded leases, as tenants only, without any right of purchase, offer or first refusal, (b) subject to the adjustments provided for herein, liens for current real estate taxes and special assessments which are not yet due and payable, (c) standard exceptions and provisions contained in the current Texas T-1 form of title insurance policy, (d) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts not included on the Survey but which an update of the Survey would disclose, or which are not shown on the public records, (e) subject to the adjustments provided for herein, any service, installation, connection or maintenance charge due after Closing and charges for sewer, water, electricity, telephone, cable television or gas, (f) any title exception which is approved, deemed approved or waived by Buyer pursuant to this Section 4.1.1(a), (h) any exceptions caused by Buyer, its agents, representatives or employees, (i) such other exceptions as the Title Company shall commit to insure over without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, subject to the provisions above relating to any additional insurance and (j) easements and laws, regulations, resolutions or ordinances, including, without limitation, building, zoning and environmental protection, as to the use, occupancy, subdivision, development, conversion or redevelopment of the Property currently or hereinafter imposed by any governmental or quasi-governmental body or authority including any such easements and laws, regulations, resolutions or ordinances with respect to utilities.
(b)    Notwithstanding the foregoing, Seller shall have no obligation to cure or remove any defect or exception to title to the Property or Objection other than (i) financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens, (ii) any exceptions or encumbrances to title which are created by, under or through Seller after the date of the Title Report without Buyer’s prior consent, and (iii) any Objections which Seller has specifically agreed, in writing, to cure. Nothing whatsoever contained in this Agreement shall be deemed or construed to give Buyer any right to terminate this Agreement by reason of any lien, encumbrance, exception or other matter created or caused by Buyer or any of Buyer's affiliates, agents, consultants, contractors or representatives (collectively, "Buyer's Representatives"). The title objection, response and deemed approval procedure set forth above shall apply to any additional title matter which is first reflected upon any update of the Title Reports that was not originally reflected in such Title Reports (a "New Title Matter"), except that the review and objection period for such New Title Matter shall be the five (5) Business Day period after Buyer becomes aware of such New Title Matter (whether through an update of the Title Reports or otherwise), and Buyer shall be deemed to have waived all rights with respect to any such New Title Matter unless Buyer objects thereto in a writing delivered to Seller within such five (5) Business Day period; provided, however the Closing Date, if necessary, shall be delayed to accommodate the objection and response periods provided for above. Any delay of the Closing Date pursuant to Section 4.1.1(b) of the Parallel Agreement shall be deemed to be a delay in the Closing Date pursuant to this Section 4.1.1(b), subject in all cases to the Outside Closing Date.
4.1.2    Physical Inspections. After Buyer has provided to Seller a certificate(s) of insurance evidencing commercial general liability insurance coverage for the activities of Buyer and Buyer's Representatives as required herein, Seller shall permit Buyer and Buyer's Representatives to enter upon the Property during reasonable business hours on Business Days prior to the Closing or any earlier termination of this Agreement to make and perform such non-invasive physical environmental evaluations, and other non-invasive physical inspections, investigations, tests and studies of the physical condition of the Property as Buyer may elect to make or obtain in Buyer’s sole and absolution discretion, and such other invasive physical inspections, investigations, tests and studies as may be consented to by Seller in its sole and absolute discretion subject to and in accordance with this Section 4.1.2. Buyer shall maintain, and shall ensure that Buyer's Representatives maintain, public liability insurance coverage insuring against any liability arising out of any entry, inspections, investigations, tests or studies of the Property pursuant to the provisions hereof. Such insurance coverage maintained by Buyer and Buyer's Representatives shall be in the amount of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate for injury to or death of one or more persons in an occurrence and for damage to tangible property (including loss of use) in an occurrence. The insurance coverage maintained by Buyer shall (a) name Seller and Seller's property manager as additional insureds, and (b) contain a provision that "the insurance provided by Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller." Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be permitted to undertake any invasive, intrusive or destructive investigation, testing or study of the Property, including a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent thereto, which consent Seller may give, withhold or condition in Seller's sole and absolute discretion, provided that Buyer may perform customary testing for Radon at the property. Prior to any entry onto the Property (and on each and every occasion), Buyer shall deliver to Seller prior written notice (which may be via email without requirement for secondary form of delivery), not less than twenty-four (24) hours prior to such entry, and Seller shall have the right to have a representative of Seller present to accompany Buyer or Buyer's Representatives while any inspections, investigations, tests or studies of the Property are made or performed. If requested by Seller, Buyer shall provide Seller the identity of the company or party(s) who will perform such inspections, investigations, tests or studies and the proposed scope of the inspections, investigations, tests or studies. Buyer’s right of inspection hereunder shall be subject to the provisions of Section 4.6 of this Agreement.
4.1.3    Existing Property Documents. After Buyer has deposited the Initial Deposit into Escrow, Seller shall make available to Buyer and Buyer's Representatives (which may be made available on an information website or other on-line site or at the Property), all materials, data and other information, if any, in the possession of Seller or Seller’s affiliates or property manager or leasing agent other than the Confidential Materials (as hereinafter defined) which relate exclusively to the Property, including any permits, approvals, entitlements, school impact mitigation agreements, and licenses, whether approved or in process, with any governmental authority correspondence with or notices from any governmental authorities, other development rights, studies (including all traffic, soils, geotechnical and environmental studies and reports), tests, surveys, reports, plans, agreements and authorizations relating to or affecting the Property, civil engineering, architectural and landscaping plans. Seller shall use commercially reasonable efforts to deliver such information via electronic format or on a website or other on-line site and to provide such information within three (3) Business Days following the Effective Date. Further Seller shall provide or make available to Buyer within three (3) days after the Effective Date, in accordance with the foregoing, the information set forth on Exhibit K (other than the items thereon highlighted in yellow, for which Seller shall use commercially reasonable efforts to provide or make available to Buyer as promptly as possible), to the extent in the possession or control of Seller and without any cost to Seller (all documents, instruments and information pertaining to the Property and the use, management, operation or leasing thereof that are provided by Seller to Buyer or made available to Buyer shall be hereinafter referred to as the “Seller Deliveries”). In no event shall Seller be required to prepare or obtain any information, report, document, survey, study, report or other item for Buyer not in Seller's, its affiliates or property manager’s or leasing agent’s possession. Seller hereby acknowledges and agrees that the following are in the possession of or control of, or are reasonably available to, Seller and will be provided as required in the first sentence: monthly operating statements (year-to-date and 3-year historical); year-end financial statements, audited if available (past 3 years); general ledger (year-to-date and 3-year historical); and copies of all Leases (notwithstanding the foregoing, the Leases will not be delivered to Buyer, but may be reviewed and copied by Buyer at the property management office located at the Property, provided that upon Buyer’s request, Seller shall deliver to Buyer a sample set of no less than twenty percent (20%) of the Leases). Buyer acknowledges that much of the materials, data and other information which Seller may make available to Buyer or Buyer's Representatives in connection with Buyer's evaluation of the Property were prepared by third parties other than Seller and, in some instances, may have been prepared prior to Seller's ownership of the Property. Seller makes no representation or warranty, and hereby expressly disclaims any representation or warranty, that any of the materials, data or other information previously or hereafter delivered or made available to Buyer or Buyer's Representatives are true, accurate or complete except as expressly set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Buyer or any of Buyer's Representatives be permitted to review any of the following (collectively, the “Confidential Materials”): (i) any third party purchase inquiries or letters of intent relating to the purchase of the Property or correspondence and draft agreements with respect to the foregoing or any appraisals or any economic evaluations of the Property; (ii) Seller's organizational documents; (iii) Seller’s or its property manager’s internal budgets, financial projections, cost-basis data, valuations, reports or correspondence; and (iv) any documents or materials that are subject to the attorney/client privilege, that constitute attorney work product, which are proprietary or that are the subject of a binding confidentiality obligation. Seller acknowledges and agrees that Buyer, in its sole and absolute discretion, and its Representatives may review and/or copy (at Buyer’s expense) at the Property during normal business hours all financial and other books and records relating solely to the Property, including without limitation the Seller Deliveries, but excluding the Confidential Materials.
4.1.4    Governmental Authority and Other Inquiries. After Buyer has deposited the Initial Deposit into Escrow and prior to the Closing Date or earlier termination of this Agreement, Buyer and Buyer's Representatives shall have the right, as part of Buyer's due diligence investigation, to contact governmental authorities or quasi-governmental authorities to request documents and records, including without limitation current and historical real estate tax assessment information, zoning/building code file review letter, and police and fire reports/incident history (collectively, “Document Requests”) (but not to have direct discussions relating specifically to the Property) and to make the inquiries and have the meetings set forth in clauses (a)-(c) of this Section 4.1.4 (each, an “Inquiry”), subject, in each case, to the other provisions of this Agreement. Before any Inquiry by Buyer or any of Buyer's Representatives with any governmental authority, Buyer shall provide Seller not less than twenty-four (24) hours prior written notice (which may be by email) and Seller shall have the right (but not the obligation) to be present and otherwise participate in all such inquiries, contacts, interviews and meetings. Notwithstanding the foregoing, Buyer shall not (a) contact any consultant or other professional engaged by Seller or its representative that has been specifically identified in writing to Buyer as “prohibited from contact” without Seller's express written consent (which shall not be unreasonably withheld), (b) contact any Governmental Entity having jurisdiction over the Property without Seller’s express written consent (which shall not be unreasonably withheld) other than Document Requests, or (c) contact any member or partner of Seller, any lender or servicer with respect to any Seller's loan, or any tenant, in each case without the prior written approval of Seller which may be given or withheld in Seller’s sole discretion. Consents under this Section may be given in writing or by e-mail (without requirement for secondary form of delivery) to Ralph Pickett (Telephone: 312-466-3348; E-mail: pickett@livcor.com).

4.2    Buyer Termination Right. Prior to the expiration of the Due Diligence Deadline, if Buyer determines in Buyer’s sole and absolute discretion that the Property is not acceptable for any reason whatsoever (or for no reason), Buyer shall have the right to terminate this Agreement, in which event Buyer shall deliver to Seller and Escrow Holder a written notice that Buyer elects to terminate this Agreement. Buyer's failure to terminate the Agreement in writing prior to the expiration of the Due Diligence Deadline shall be deemed to constitute Buyer’s waiver of such right of termination. If this Agreement is terminated by written notice to Seller and Escrow Holder delivered prior to the expiration of the Due Diligence Deadline, then (a) the Initial Deposit and Additional Deposit (to the extent made (but not the Independent Consideration)) shall be returned to Buyer, (b) Buyer shall return to Seller (or certify to Seller the destruction of) any and all materials, data and other information relating to the Property given to Buyer by or on behalf of Seller, and (c) thereafter neither party shall have any further rights or obligations under this Agreement except for the Surviving Obligations. The provisions of this Section 4.2 shall survive the Closing and any termination of this Agreement. In the event Buyer terminates the Parallel Agreement in accordance with Section 4.2 of the Parallel Agreement, Buyer shall be deemed to have terminated this Agreement pursuant to this Section 4.2.
4.3    Closing Conditions.
4.3.1    Buyer's Closing Conditions. Buyer's obligation to consummate the purchase of the Property is conditioned upon the satisfaction or waiver by Buyer on or prior to the Closing Date of the following conditions (collectively, the "Buyer's Closing Conditions"):
(a)    Seller's Obligations. Seller shall have performed all of Seller's material obligations under this Agreement, Seller shall have delivered into Escrow all of the Closing Documents that Seller is a party to (including the Closing Statement) and all of Seller's representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, subject to Seller’s right to update the representations and warranties as expressly provided in Sections 9.1.7, 9.1.8 and 9.1.9 of this Agreement.
(b)    Delivery of Title Policies. At the Closing, the Title Company shall be irrevocably and unconditionally (except for receipt of payment of the premium therefor) committed to issue to Buyer a Texas Land Title Association T-1 Policy of Title Insurance in the amount of the Purchase Price insuring fee title is vested in Buyer for the Property, subject only to the Permitted Encumbrances and otherwise in accordance with Section 4.1.1 (collectively, the "Title Policies" and individually, a "Title Policy"). Buyer may request each Title Policy to be issued as an extended coverage policy and/or to have additional endorsements; however, except with respect to those Permitted Encumbrances described in subclause (i) of the definition thereof, Buyer shall be responsible to satisfy, at Buyer's sole cost, any additional requirements of Title Company to issue such extended coverage or endorsements (including, but not limited to, a current survey), and Title Company's commitment to issue such extended coverage and endorsements shall not be a Buyer's Closing Condition.
(c)    Order or Injunction. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Property or the consummation of any other transaction contemplated hereby.
(d)    No Action. No action, suit or other proceeding shall be pending which shall have been brought by a person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.
(e)    Parallel Agreement Closing. The simultaneous Closing on the Closing Date under the Parallel Agreement by the parties thereto.
4.3.2    Seller's Closing Conditions. Seller's obligation to consummate the sale of the Property is conditioned upon the satisfaction or Seller's waiver on or prior to the Closing Date of the following conditions (collectively, the "Seller's Closing Conditions"):
(a)    Delivery of Purchase Price. Buyer shall deliver into Escrow (for payment to Seller), by wire transfer of immediately available funds, the balance of the Purchase Price remaining after (i) deduction for the Deposit and, (ii) the adjustments and prorations provided for in this Agreement.
(b)    Buyer's Obligations. Buyer shall have performed all of Buyer's material obligations under this Agreement, Buyer shall have delivered into Escrow all of the Closing Documents that Buyer is a party to (including the Closing Statement) and all of Buyer's representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.
(c)    Order or Injunction. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Property or the consummation of any other transaction contemplated hereby.
(d)    No Action. No action, suit or other proceeding shall be pending which shall have been brought by a person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.
(e)    Parallel Agreement Closing. The simultaneous Closing on the Closing Date under the Parallel Agreement by the parties thereto.
4.4    Failure of Buyer's Closing Conditions. If any of the Buyer's Closing Conditions are not satisfied or expressly waived in writing by Buyer (or deemed waived by Buyer as provided herein) on or before the Closing Date, then Buyer may elect, in Buyer's sole and absolute discretion, to terminate this Agreement by delivering written notice to Seller and Escrow Holder. If Buyer elects to terminate this Agreement due to the failure of a Buyer's Closing Condition OTHER THAN, with respect to Subsections 4.3.1(c) or (d), to the extent an order, injunction or proceeding is against or due to the actions or inactions of Buyer, then (a) the

Deposit (to the extent made (but not the Independent Consideration)) shall be returned to Buyer, (b) Seller shall pay any escrow and title cancellation fees and charges, (c) Buyer shall return to Seller (or certify to Seller the destruction of) any and all materials, data and other information relating to the Property given to Buyer by or on behalf of Seller, including the Seller Deliveries, and (d) thereafter neither party shall have any further rights or obligations under this Agreement except for the Surviving Obligations. Nothing contained herein shall be deemed or construed to waive any of the Buyer’s remedies under Section 5.2 of this Agreement if any Buyer's Closing Condition is not satisfied due to a breach by Seller under this Agreement. This Section 4.4 shall survive any such termination of this Agreement. In the event Buyer terminates the Parallel Agreement in accordance with Section 4.4 of the Parallel Agreement, this Agreement shall automatically terminate and the parties shall apply the provisions of clauses (a) through (d) in this Section 4.4 in the same manner as the parties are applying clauses (a) through (d) of Section 4.4 of the Parallel Agreement.
4.5    Failure of Seller's Closing Conditions. If any of the Seller's Closing Conditions are not satisfied or expressly waived in writing by Seller on or prior to the Closing Date, Seller may elect, in Seller's sole and absolute discretion, to terminate this Agreement by delivering written notice to Buyer and Escrow Holder. If Seller elects to terminate this Agreement due to the failure of a Seller's Closing Condition OTHER THAN, with respect to Subsections 4.3.2(c) or (d), to the extent an order, injunction or proceeding is against or due to the actions or inactions of Seller, then (a) Seller may retain the Independent Consideration, the Deposit, to the extent made, as liquidated damages as provided in Section 5.1 below as its sole and exclusive remedy, (b) Buyer shall pay any escrow and title cancellation fees and charges, (c) Buyer shall return to Seller (or certify to Seller the destruction of) any and all materials, data and other information relating to the Property given to Buyer by or on behalf of Seller, including the Seller Deliveries, and (d) thereafter neither party shall have any further rights or obligations under this Agreement except for the Surviving Obligations. Nothing contained herein shall be deemed or construed to relieve Buyer of any liability or waive any of Seller’s remedies hereunder if any Seller’s Closing Condition is not satisfied due to a breach by Buyer under this Agreement. This Section 4.5 shall survive any such termination of this Agreement. In the event Seller terminates the Parallel Agreement in accordance with Section 4.5 of the Parallel Agreement, this Agreement shall automatically terminate and the parties shall apply the provisions of clauses (a) through (d) in this Section 4.5 in the same manner as the parties are applying clauses (a) through (d) of Section 4.5 of the Parallel Agreement.
4.6    Investigations, Obligations and Indemnity.
4.6.1    Inspection Obligations. Buyer agrees that when entering the Real Property and conducting any investigations, inspections, tests, studies and reviews of the Property, Buyer and Buyer's Representatives shall be obligated to use commercially reasonable efforts: (a) not unreasonably interfere with the operation, use and maintenance of the Property by Seller and/or any tenant of the Property; (b) not damage any part of the Property; (c) not injure or otherwise cause bodily harm to Seller or any other third party; (d) promptly pay when due the costs of all inspections, tests, investigations, studies and examinations done by Buyer or Buyer’s Representatives with regard to the Property; and (e) not permit any liens to attach to the

Property by reason of the inspections, tests, investigations, studies and examinations performed by Buyer and Buyer's Representatives and promptly remove or cause to be removed (by bonding or otherwise) any such liens which attach to the Property.
4.6.2    Buyer's Indemnity. Buyer shall keep the Property free from all liens by reason of the inspections, tests, investigations, studies and examinations performed by Buyer and Buyer's Representatives, except to the extent arising out of the gross negligence or willful misconduct of Seller, Seller’s Related Parties, or any contractors, representatives or agents of any of the forgoing, and shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller, Seller's affiliates and shareholders and each of their partners, members, managers, directors, officers, trustees, beneficiaries, employees, representatives, agents, attorneys, lenders, related and affiliated entities, heirs, successors and assigns (collectively, the "Seller Released Parties") harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages and expenses (including reasonable attorneys' and experts' fees and costs but expressly excluding punitive, special, consequential or incidental damages) with respect to any breach of Section 4.6.1 above or otherwise relating to or arising in any manner whatsoever from any studies, evaluations, inspections, investigations or tests made by Buyer or Buyer's Representatives relating to or in connection with the Property or entries by Buyer or Buyer's Representatives in, on or about the Property; provided, however, that Buyer shall not be responsible for any losses or expenses resulting from the discovery of adverse information relating to the Property, except to the extent Buyer exacerbates a pre-existing condition at the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive the earlier to occur of (i) any termination of this Agreement and (ii) the Closing and shall not merge into the Deed and any other documents or instruments delivered at Closing, for a period of (a) nine (9) months with respect to any claim of Seller or any Seller Released Party unrelated to a claim of a third party unaffiliated with Seller or any Seller Released Parties, or any claim of Seller or any Seller Released Party relating to a claim made by a third party unaffiliated with Seller or any Seller Released Parties of which Seller (or such Seller Released Party) first becomes aware prior to the expiration of said nine month period, or (b) one (1) year with respect to any claim of Seller or any Seller Released Party relating to a claim made by a third party unaffiliated with Seller or any Seller Released Party of which Seller or such Seller Released Party first becomes aware after the expiration of said nine month period; provided however that if Seller or such Seller Released Party shall have provided written notice to Buyer with reasonable detail of a specified claim that Buyer is responsible for hereunder within the applicable period, then such period shall be extended until such claim is resolved. Without limiting the foregoing indemnity, if there is any damage to the Property caused by Buyer's and/or Buyer's Representatives' entry in or on the Property, Buyer shall, promptly following the request of Seller, repair such damage, to the extent permitted by law and subject to de minimis differences from the immediately prior condition of the Property reasonably approved by Seller.
5.    Remedies/Liquidated Damages.
5.1    Buyer's Default. IF THE CLOSING UNDER THIS AGREEMENT FAILS TO OCCUR BY REASON OF A MATERIAL BREACH BY BUYER UNDER THIS

AGREEMENT OR A FAILURE OF A SELLER CONDITION TO CLOSE AS PROVIDED IN SECTION 4.3.2 ABOVE (OTHER THAN A FAILURE OF ANY CONDITION SET FORTH IN SUBSECTIONS 4.3.2(C) OR (D) THAT IS NOT CAUSED BY BUYER) (AND BUYER DOES NOT CURE SUCH MATERIAL DEFAULT, BREACH OR FAILURE OF CONDITION WITHIN THE EARLIER TO OCCUR OF (I) FIVE (5) DAYS FOLLOWING NOTICE THEREOF FROM SELLER AND (II) THE OUTSIDE CLOSING DATE, EXCEPT NO NOTICE OR CURE PERIOD SHALL APPLY IF BUYER FAILS TO DELIVER THE CLOSING DOCUMENTS TO WHICH IT IS A PARTY OR THE PURCHASE PRICE ON THE SPECIFIED CLOSING DATE), AT THE WRITTEN ELECTION OF SELLER TO BUYER AND ESCROW HOLDER, THIS AGREEMENT SHALL BE TERMINATED, BUYER SHALL COMPLY WITH THE PROVISIONS OF CLAUSES (b) AND (c) of SECTION 4.5 ABOVE AND SELLER SHALL BE ENTITLED TO RETAIN ALL OF THE DEPOSIT TO THE EXTENT MADE HEREUNDER, AS LIQUIDATED DAMAGES AS ITS SOLE AND EXCLUSIVE REMEDY. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER, AND AGREE THAT THE PAYMENT OF THE DEPOSIT TO SELLER IS A REASONABLE APPROXIMATION THEREOF. SELLER HEREBY WAIVES ALL OTHER REMEDIES AGAINST BUYER WHICH SELLER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY BUYER; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (A) THE PROVISIONS OF SECTION 20 OF THIS AGREEMENT, (B) INJUNCTIVE RELIEF DUE TO BUYER'S BREACH OF BUYER'S OBLIGATIONS UNDER SECTION 15 OR SECTION 19 BELOW, (C) SELLER'S RIGHT TO PURSUE ANY AND ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT THAT FOLLOWING ANY TERMINATION OF THIS AGREEMENT, BUYER OR ANY AFFILIATE OR REPRESENTATIVE THEREOF ASSERTS ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY, OTHER THAN A SELLER BREACH OF ITS OBLIGATION TO SELL THE PROPERTY TO BUYER ON THE CLOSING DATE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR WRONGFUL TERMINATION BY SELLER OF THIS AGREEMENT IN BREACH OF THE TERMS HEREOF OR (D) THE ABILITY AND RIGHT OF SELLER TO ENFORCE THE SURVIVING OBLIGATIONS. WITHOUT LIMITING THE FOREGOING, THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIQUIDATE OR LIMIT BUYER'S LIABILITY FOR ANY OF BUYER'S INDEMNITIES SET FORTH IN THIS AGREEMENT THAT EXPRESSLY SURVIVE TERMINATION. THE PAYMENT TO SELLER OF THE DEPOSIT THEN HELD BY ESCROW HOLDER AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO APPLICABLE LAWS. THE PROVISIONS OF THIS SECTION 5.1 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT. IN THE EVENT THE CLOSING DOES NOT OCCUR UNDER THE PARALLEL AGREEMENT PURSUANT TO THE PROVISIONS OF SECTION 5.1 THEREOF, THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE AND THE PARTIES SHALL APPLY THE PROVISIONS OF THIS SECTION 5.1 IN THE SAME MANNER AS SECTION 5.1 OF THE PARALLEL AGREEMENT.

SELLER'S INITIALS:	MCT	BUYER'S INITIALS:	AMDR

5.2    Seller's Default. IF THE CLOSING UNDER THIS AGREEMENT FAILS TO OCCUR BY REASON OF A MATERIAL DEFAULT BY SELLER UNDER THIS AGREEMENT, OR SELLER OTHERWISE MATERIALLY DEFAULTS ON ITS OBLIGATIONS HEREUNDER AT OR PRIOR TO CLOSING, OR IF PRIOR TO CLOSING ANY ONE OR MORE OF SELLER’S REPRESENTATIONS OR WARRANTIES ARE BREACHED IN ANY MATERIAL RESPECT (AND SELLER DOES NOT CURE SUCH MATERIAL DEFAULT OR BREACH WITHIN THE EARLIER TO OCCUR OF (I) FIVE (5) DAYS FOLLOWING NOTICE THEREOF FROM BUYER AND (II) THE OUTSIDE CLOSING DATE, EXCEPT NO NOTICE OR CURE PERIOD SHALL APPLY IF SELLER FAILS TO DELIVER THE CLOSING DOCUMENTS ON THE SPECIFIED CLOSING DATE), BUYER SHALL BE RELEASED FROM BUYER'S OBLIGATION TO PURCHASE THE PROPERTY FROM SELLER, AND BUYER MAY ELECT, AS BUYER'S SOLE AND EXCLUSIVE REMEDY, TO EITHER (A) TERMINATE THIS AGREEMENT AND HAVE THE DEPOSIT TO THE EXTENT MADE (BUT NOT THE INDEPENDENT CONSIDERATION) RETURNED TO BUYER, WITH SELLER PAYING FOR ALL ESCROW CANCELLATION COSTS AND, IF AND ONLY IF SUCH DEFAULT IS A WILLFUL AND INTENTIONAL MATERIAL DEFAULT BY SELLER, THEN SELLER SHALL REIMBURSE BUYER FOR ANY AND ALL BUYER’S COSTS (AS HEREINAFTER DEFINED) ACTUALLY INCURRED AS OF THE DATE OF SUCH TERMINATION UP TO A MAXIMUM AMOUNT OF $75,000 AND, IF SUCH WILLFUL AND INTENTIONAL MATERIAL DEFAULT OCCURS WITHIN 2 BUSINESS DAYS PRIOR TO THE DATE ON WHICH CLOSING IS SCHEDULED TO OCCUR, SELLER SHALL REIMBURSE BUYER FOR ALL REIMBURSABLE RATE LOCK FEES (HEREINAFTER DEFINED) ACTUALLY INCURRED OR (B) BRING A SUIT FOR SPECIFIC PERFORMANCE PROVIDED THAT ANY SUIT FOR SPECIFIC PERFORMANCE MUST BE BROUGHT ON OR BEFORE FORTY-FIVE (45) DAYS AFTER THE OUTSIDE CLOSING DATE; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (1) THE PROVISIONS OF SECTION 20 OF THIS AGREEMENT OR (2) THE ABILITY AND RIGHT OF BUYER TO ENFORCE THE SURVIVING OBLIGATIONS. SHOULD BUYER ELECT THE REMEDY IN SECTION 5.2(A) ABOVE, THEN UPON THE TERMINATION, BUYER SHALL PROMPTLY RETURN TO SELLER (OR CERTIFY TO SELLER THE DESTRUCTION OF) ANY MATERIALS, DATA AND OTHER INFORMATION DELIVERED BY OR ON BEHALF OF SELLER TO BUYER, AND THEREAFTER NEITHER PARTY SHALL HAVE ANY OBLIGATIONS OR LIABILITY UNDER THIS AGREEMENT OTHER THAN THE SURVIVING OBLIGATIONS. BUYER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH BUYER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH BREACH BY SELLER. FOR PURPOSES OF THIS AGREEMENT, “BUYER’S COSTS” SHALL MEAN THE ACTUAL OUT-OF-POCKET EXPENSES INCURRED BY BUYER AND PAID (A) TO BUYER’S ATTORNEYS (INCLUDING IN-HOUSE ATTORNEYS) IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT OR THE PROPOSED PURCHASE OF THE PROPERTY, (B) TO THIRD PARTY CONSULTANTS IN CONNECTION WITH THE PERFORMANCE OF

EXAMINATIONS, INSPECTIONS AND/OR INVESTIGATIONS PURSUANT TO SECTION 4 AND (C) TO ANY POTENTIAL LENDER IN CONNECTION WITH ANY PROPOSED FINANCING OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 5.2 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT FOR A PERIOD OF NINE (9) MONTHS. FOR PURPOSES OF THIS AGREEMENT, “REIMBURSABLE RATE LOCK FEES” SHALL MEAN ALL NON-REFUNDABLE RATE LOCK OR SPREAD LOCK FEES ACTUALLY PAID BY BUYER TO BUYER’S PROPOSED LENDER IN CONNECTION WITH A RATE LOCK OF A LOAN BY BUYER THAT ACTUALLY OCCURS ON OR AFTER THE DATE THAT IS TWO BUSINESS DAYS BEFORE CLOSING WITH PRIOR WRITTEN NOTICE TO SELLER (EMAIL IS SUFFICIENT); PROVIDED HOWEVER THAT SELLER’S OBLIGATION HEREUNDER WITH RESPECT TO REIMBURSABLE RATE LOCK FEES SHALL NOT EXCEED THREE HUNDRED THOUSAND DOLLARS ($300,000.00). IN THE EVENT THE CLOSING DOES NOT OCCUR UNDER THE PARALLEL AGREEMENT PURSUANT TO THE PROVISIONS OF SECTION 5.2 THEREOF, THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE AND THE PARTIES SHALL APPLY THE PROVISIONS OF THIS SECTION 5.2 IN THE SAME MANNER AS SECTION 5.2 OF THE PARALLEL AGREEMENT.

SELLER'S INITIALS:	MCT	BUYER'S INITIALS:	AMDR

6.    Closing and Escrow.
6.1    Escrow Instructions. Upon execution of this Agreement by both Buyer and Seller, the parties hereto shall open an escrow with Escrow Holder (the "Escrow") by depositing a fully-executed counterpart of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated by this Agreement and the other transactions hereunder. The parties acknowledge that the Escrow Holder is acting solely as a stakeholder at their request and for their convenience, that the Escrow Holder shall not be deemed to be the agent of either of the parties, and the Escrow Holder shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. The Seller and the Buyer shall jointly and severally indemnify and hold the Escrow Holder harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Holder’s duties hereunder. The Escrow Holder shall not be liable to either of the parties: (i) for levies by taxing authorities based upon the taxpayer identification number used to establish the escrow account for the Deposit, and (ii) in the event of failure, insolvency, or inability of the depositary bank to pay the Deposit, or accrued interest upon demand for withdrawal. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be necessary to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, the terms of this Agreement shall control.

6.2    Closing and Close of Escrow.
6.2.1    Closing. As used in this Agreement, the "Closing" shall mean the consummation of the purchase and sale transaction contemplated by this Agreement, as evidenced by the submission to the Title Company and release from escrow of the Deed for recordation in the applicable Official Records of the County in which the Real Property is located (the "Official Records") and the disbursement of the proceeds of the Purchase Price (as adjusted in accordance with the terms of this Agreement) by Escrow Holder to Seller. The Closing shall occur on the Closing Date in Escrow through Escrow Holder. Each party shall timely deposit with Escrow Holder the funds, documents and supplementary written escrow instructions required by this Agreement in order to consummate the Closing of the sale and transfer of the Property in accordance with this Agreement.
6.2.2    Closing Date. Unless otherwise agreed to in writing by both Buyer and Seller, the Closing shall occur on a date selected by Buyer (with notice thereof given to Seller not fewer than fifteen (15) days prior to the Initial Closing Date) and reasonably approved by Seller but in no event later than the Outside Closing Date. Time is of the essence with respect to such Closing Date, and such Closing Date may not be extended without the prior written approval of both Seller and Buyer; provided that Buyer shall have the right to extend the Initial Closing Date for one (1) period of up to the lesser of (a) thirty (30) days, and (b) the number of days between the Initial Closing Date and the Outside Closing Date, by delivering written notice of said extension to Seller and Escrow Holder at least five (5) Business Days prior to the Initial Closing Date and deliver to Escrow Holder within one (1) Business Day of the exercise of the extension by Buyer, in immediately available funds or by wire transfer, an extension deposit of One Hundred and Fifty Thousand Dollars ($150,000.00) ("Extension Deposit"), it being agreed that the extension shall not take effect unless the Extension Deposit is made in accordance with this Section 6.2.2. The Extension Deposit shall be deemed a part of the Deposit for all purposes under this Agreement and be non-refundable under all circumstances except as otherwise expressly provided in this Agreement. Notwithstanding the foregoing to the contrary, Seller and Buyer shall remain entitled to any applicable cure period provided in Section 5.1 or 5.2 above and the scheduled Closing Date shall be extended until the earlier of (a) the expiration of such cure period, and (b) the Outside Closing Date. In the event Buyer exercises any acceleration or extension right under the Parallel Agreement or Buyer or Seller exercises an extension right under Section 5.1 or 5.2 of the Parallel Agreement, Buyer or Seller, as applicable, shall be deemed to have made the same election under this Agreement.
6.2.3    Demand. If either party makes a written demand upon the Escrow Holder for payment of the Deposit, the Escrow Holder shall, within 24 hours give written notice to the other party of such demand. If the Escrow Holder does not receive a written objection within five Business Days after the giving of such notice, the Escrow Holder is hereby authorized to make such payment; provided, however, that the foregoing shall not apply with respect to any written demand by Buyer for a return of the Deposit on or before the Due Diligence Deadline pursuant to Section 4.2 for which no notice from Escrow Holder to Seller shall be required or delay in or objection to the prompt release thereof to Buyer shall be permitted. If the Escrow Holder does receive such written objection within such five Business

Day period or if for any other reason the Escrow Holder in good faith shall elect not to make such payment, the Escrow Holder shall continue to hold the Deposit until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. The Escrow Holder shall give written notice of such deposit to the Seller and the Buyer. Upon such deposit the Escrow Holder shall be relieved and discharged of all further obligations and responsibilities hereunder.
6.3    Conveyance. At Closing, Seller shall convey the Real Property and the Improvements of the Property to Buyer by means of a special warranty deed in the form attached as Exhibit B hereto (the "Deed") and the remainder of the Property to Buyer by means of the Closing Documents.
6.4    Closing Documents.
6.4.1    Seller's Closing Documents. At Closing, Seller shall deliver to Escrow Holder for delivery to Buyer, as applicable, upon the Closing, all of the following documents (the "Closing Documents"): (a) the Deed, executed and acknowledged by Seller; (b) a certificate of non-foreign status in accordance with the requirements of Internal Revenue Code Section 1445, as amended (the "FIRPTA Certificate"), in substantially the form attached as Exhibit C hereto, executed by Seller; (c) evidence of authority of Seller reasonably satisfactory to the Title Company and a title affidavit in the form of Exhibit F hereto, executed by Seller; (d) two (2) counterparts of a bill of sale for the Property in the form of Exhibit D attached hereto, executed by Seller (each, a "Bill of Sale"); (e) two (2) counterparts of an assignment and assumption of the Leases, the Rents, the Tenant Security Deposit, the Service Contracts and the Plans and Approvals, if any, for the Property in the form attached as Exhibit E hereto, executed by Seller (each, a "General Assignment"); (f) such other documents as may be reasonably required by Escrow Holder or the Title Company to effect the Closing (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement or any expressly agreed to by Seller to cure an Objection pursuant to Section 4.1.1 above); (g) a notice letter to tenants under Leases in the form attached as Exhibit I, executed by Seller (the “Tenant Notice Letter”); and (h) the Closing Statement, executed by Seller.
6.4.2    Buyer's Closing Payments and Documents. At Closing, in addition to Buyer's payment to Escrow Holder of the Purchase Price (as adjusted in accordance with this Agreement) and Buyer’s closing costs set forth in Section 6.6, Buyer shall deliver the following to Escrow Holder for delivery to Seller, as applicable, upon the Closing: (a) evidence of the existence, organization and authority of Buyer and of the authority of the person(s) executing documents on behalf of Buyer reasonably satisfactory to the Title Company; (b) two (2) counterparts of the General Assignment for the Property, executed by Buyer; (c) the Closing Statement, executed by Buyer, and (d) such other documents as may be reasonably required by Escrow Holder or the Title Company to effect the Closing (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Buyer or result in any new or additional obligation, covenant, representation or warranty of Buyer under this Agreement beyond those expressly set forth in this Agreement).
6.5    Actions of Escrow Holder. On the Closing Date, Escrow Holder shall promptly undertake and follow the procedures below with respect to Closing (all of which shall be considered as having taken place simultaneously, and no delivery or transaction below shall be considered as having been made until all deliveries and transactions have been accomplished):
6.5.1    Disbursement of Funds. Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer as follows:
(a)    Pay all closing costs which are to be paid through Escrow (including recording fees, brokerage commissions, Title Policy charges and Escrow fees) in accordance with the Closing Statements.
(b)    After (i) deducting in accordance with the Closing Statement executed by Seller and Buyer all closing costs which are chargeable to the account of Seller, and (ii) either deducting or adding (as appropriate) in accordance with the Closing Statement executed by Seller and Buyer the net amount of the prorations and adjustments made pursuant to this Agreement, disburse the balance of the Purchase Price to Seller in accordance with separate wiring instructions to be delivered to Escrow Holder by Seller.
(c)    Disburse any remaining funds to Buyer in accordance with separate wiring instructions to be delivered to Escrow Holder by Buyer.
6.5.2    Recordation. Escrow Holder shall record the Deed (along with any other documents which the parties hereto may mutually direct to be recorded) in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.
6.5.3    Delivery of Documents. Escrow Holder shall: (a) direct the Title Company to issue the Title Policy to Buyer; (b) deliver to Buyer and Seller conformed copies of the Deed as recorded in the Official Records; (c) deliver to Buyer executed originals of the FIRPTA Certificate, one (1) fully executed Bill of Sale for the Property, one (1) fully executed General Assignment for the Property and one (1) copy of each of the other Closing Documents. Escrow Holder shall also deliver to Seller one (1) fully executed original Bill of Sale for the Property, one (1) fully executed General Assignment for the Property and one (1) copy of each of the other Closing Documents.
6.6    Closing Costs.
6.6.1    Seller's Closing Costs. Seller shall pay (a) the amount of the premium for the owner’s Title Policy attributable to the "basic" or standard coverage, (b) all legal and professional fees and fees of other consultants incurred by Seller, and (c) one-half (½) of all Escrow fees and Escrow costs related to the purchase and sale of the Property.

6.6.2    Buyer's Closing Costs. Buyer shall pay (a) the amount of the premium for the Title Policy attributable to extended coverage, if any, and any policy for Buyer’s lender, (b) the cost of any endorsements to the Title Policy, (c) the cost of any Surveys ordered by Buyer and any modification, update or recertification thereof, (d) all legal and professional fees and fees of other consultants incurred by Buyer, (e) all fees required for recording the Deed, and (f) one-half (½) of all Escrow fees and Escrow costs related to the purchase and sale of the Property.
6.6.3    General Allocation. Any other closing costs and expenses which are not addressed in Section 6.6.1 and Section 6.6.2 above shall be allocated between Buyer and Seller in accordance with the customary practice in the County in which the Real Property is located.
6.7    Real Estate Commissions. The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Broker (as defined in Article I above). At Closing, Seller shall pay the commission due, if any, to Broker, which shall be paid pursuant to a separate agreement between Seller and Broker. Each party further agrees to and shall indemnify, protect, defend and hold the other party harmless from and against the payment of any commission to any person or entity, other than Broker, claiming by, through or under the indemnifying party. This indemnification shall extend to any and all claims, liabilities, costs, losses, damages, causes of action and expenses (including reasonable attorneys' fees and court costs) arising as a result of such claims and shall survive any termination of this Agreement and shall survive the Closing and shall not merge into the Deeds or any other document or instrument delivered at Closing.
6.8    Real Estate Reporting Person. Escrow Holder is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045‑4 and the Closing Statement or any other any settlement statement prepared by the Title Company shall so provide. Upon the Closing, Buyer and Seller shall cause Escrow Holder to file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.
6.9    Prorations.
6.9.1    General. The following items set forth below in this Section 6.9 are to be adjusted and prorated between Seller and Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Adjustment Time") (such that Buyer shall be deemed to own the Property, and therefore entitled to any revenues and responsible for any expenses, for the entire day upon which the Closing occurs). Such adjustments and prorations shall be calculated on the actual days of the applicable month in which the Closing occurs and all annual prorations shall be based upon a three hundred sixty-five (365)-day year. The net amount resulting from the prorations and adjustments provided for in this Section 6.9 (along with the allocation of Closing costs in accordance with Section 6.6 above) shall be added to (if such net amount is in Seller's favor) or deducted from (if such net amount is in Buyer's favor) the funds to be delivered at Closing by Buyer in payment of the Purchase Price. Any other closing prorations and adjustments which are customarily made in similar real property sales transactions and are not addressed in this Section 6.9 shall be made between Buyer and Seller in accordance with the customary practice in the County in which the Real Property is located. All provisions of this Section 6.9 shall survive the Closing and the recordation of the Deeds for a period of ninety (90) days after the Closing and shall not merge into the Deeds and the other documents and instruments delivered at Closing.
6.9.2    Rents. Rents shall be prorated between Buyer and Seller as of the Adjustment Time, when, as and if collected. Seller shall be entitled to all Rents under Leases attributable to the period prior to the Adjustment Time and Buyer shall be entitled to all Rents under Leases attributable to the period from and after the Adjustment Time. The amount of any Rents under Leases collected by Seller prior to the Adjustment Time and applicable to the period from and after the Adjustment Time shall be credited to Buyer at the Closing. The first monies collected on account of the Rents after the Adjustment Time shall be successively applied to the payment of (a) first, Rent due and payable in the month in which the Closing occurs, (b) second, Rent due and payable in the months succeeding the month in which the Closing occurs, up to and including the month in which payment is made, and (c) third, Rent due and payable in the months preceding the month in which the Closing occurs, if any. Seller and Buyer shall promptly account to the other party for any Rents received after Closing to which the other party would be entitled under this Section 6.9.2. As used herein, "Delinquent Rents" means Rents which are due and payable prior to or on the day of the Closing or otherwise relate to pre-Closing periods (including, without limitation, the utility charges) but which have not actually been collected by Seller as of the day of the Closing. Seller's account shall not be credited at the Closing for any Delinquent Rents but Seller shall retain all right, title and interest to any Delinquent Rents and Buyer shall have no rights to any Delinquent Rents except as expressly provided in this Section 6.9.2. Commencing as of sixty one (61) days after the Closing Date with respect to any tenants still in residence at the Property, and commencing as of the Closing Date with respect to any tenants no longer in residence at the Property, Seller shall be entitled to institute legal proceedings and otherwise attempt to collect any Delinquent Rents (but without seeking to evict the tenant or otherwise unreasonably interfering with Buyer’s operation of the Property). Notwithstanding anything to the contrary herein, within ninety (90) days after the Closing Date, all reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases for periods prior to Closing (“RUBS”), if received by Buyer, shall be remitted by Buyer to Seller; thereafter, Buyer shall have no obligation to remit RUBS income to Seller. Any leasing commissions with respect to the Leases entered into prior to the Closing Date shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing.
6.9.3    Tenant Security Deposits. At the Closing, Seller shall retain the amount of any Tenant Security Deposits then held by or on behalf of Seller and Buyer shall receive a credit toward the Purchase Price for all such Tenant Security Deposits then held on behalf of Seller.
6.9.4    Real Estate Taxes and Assessments. For purposes of this Agreement, "Real Estate Taxes" means real estate or ad valorem real property taxes, assessments and personal property taxes with respect to the Property. Real Estate Taxes shall be prorated as of the Adjustment Time based upon the latest available tax bill and the number of days which have elapsed from the first day of the Current Tax Period to the Adjustment Time. The term "Current Tax Period" shall mean the fiscal period of the applicable taxing or charging authority during which the Closing occurs. If the latest available tax bill is not the bill for the Current Tax Period, then Real Estate Taxes shall be prorated based upon the latest tax information then available (including previous tax bills, current assessments and other information available from the taxing authorities) and Buyer and Seller shall re-prorate the Real Estate Taxes following the Closing as soon as the tax bill for the Current Tax Period becomes available, but in all events no later than the Final Proration Adjustment as provided in Section 6.9.8 below. Refunds of Real Estate Taxes for any period of time prior to the Current Tax Period, shall belong to Seller and Seller reserves the right to commence, contest and settle same. In the event such refunds are paid to Buyer, Buyer shall promptly pay such amount to Seller (which obligation shall survive the Closing and shall not be merged into the Deeds and the other documents and instruments to be delivered at Closing). Seller hereby informs Buyer that Seller is currently contesting Real Estate Taxes for the Current Tax Period. Seller shall have the right to continue to contest and settle same, provided Seller shall not, to effectuate any reduction in Taxes, agree with the relevant authorities to increase taxes for any year from and after the year in which the Closing Date occurs and shall provide Buyer with all material correspondence, pleadings, submissions and other information relating thereto from time to time promptly upon Buyer’s request for same. Refunds of Real Estate Taxes for the Current Tax Period, net of the actual out of pocket costs of pursuing any tax contest or protest proceedings and collecting such refunds, shall be prorated in proportion to the respective shares of the Real Estate Taxes for the Current Tax Period borne by Seller and Buyer hereunder and the party receiving such refund shall promptly deliver to the other party its proportionate share of the refund for any Taxes during the Current Tax Period.
6.9.5    Income. Income, if any, arising out of telephone booths, vending machines, laundry facilities or other income-producing agreements (other than the Leases) shall be prorated as of the Adjustment Time.
6.9.6    Operating Expenses. All costs and expenses, other than Real Estate Taxes, with respect to the operation and maintenance of the Property shall be prorated between Buyer and Seller as of the Adjustment Time, including all fees and charges for sewer, water, electricity, heat and air-conditioning service and other utilities; charges under those Service Contracts, if any, assigned and assumed by Buyer; and periodic fees payable under transferable licenses and permits for the operation of any of the Property. Such costs and expenses shall be prorated as of the Adjustment Time such that Seller shall be responsible for all such costs and operating expenses attributable on an accrual basis to the period prior to the Adjustment Time and Buyer shall be responsible for all such costs and expenses attributable on an accrual basis to the period from and after the Adjustment Time. If invoices or bills for any of such costs and expenses are unavailable on or before the Closing Date, such costs and expenses shall be estimated and prorated at Closing based upon the latest information available (including prior bills and operating history) and a final and conclusive readjustment of any cost and expense item shall be made upon receipt of the actual invoice or bill, but in all events no later than the Final Proration Adjustment as provided in Section 6.9.8 below. Buyer shall take all commercially reasonable steps to effectuate the transfer to Buyer's name as of the date of Closing of all utilities which are in Seller's name, and where necessary, open a new account in Buyer's name and post deposit with the utility companies. Buyer and Seller shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing. If Buyer and Seller are unable to obtain such final meter readings as of the Closing Date from all applicable meters, utility expenses related to such meters shall be estimated at Closing based upon the operating history of the Property subject to the final adjustment in all events no later than the Final Proration Adjustment as provided in Section 6.9.8 below. Seller shall be entitled to recover any and all deposit held by any utility companies for utilities in any Seller's name as of the date of Closing.
6.9.7    Rent Ready Credit. Rent Ready Credit. Not more than forty-eight (48) hours prior to the Closing Date (“Walk Though Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to the Closing Date that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $1,250 per unit. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.
6.9.8    Closing Statement; Final Proration Adjustment. At least one (1) full Business Day prior to the Closing Date, Seller and Buyer shall submit to Escrow Holder the proposed allocation of costs and expenses to be made in accordance with Section 6.6 above and the prorations to be made in accordance with this Section 6.9 and Escrow Holder shall prepare and provide to Seller and Buyer pro forma closing statements, which shall be subject to prompt review and mutual agreement by Seller and Buyer (the "Closing Statements"). The Closing Statements shall be utilized for purposes of making the adjustments to the Purchase Price upon the Closing for closing costs and prorations. As soon as practicable following the Closing (but in no event later than ninety (90) days after the end of the calendar year in which the Closing occurs), Seller and Buyer shall reprorate the income and expenses set forth in this Section 6.9 based upon actual bills or invoices received after the Closing (if original prorations were based upon estimates) and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Section 6.9 (the "Final Proration Adjustment"); provided that such deadline shall not apply to any final prorations that may be required with respect to any Real Estate Taxes. Any reprorated items shall be promptly paid to the party entitled thereto. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, but only so long as the party seeking to correct such error or omission has notified the other party of such error or omission no later than the Final Proration Adjustment. The proration of income and expense at the Final Proration Adjustment shall be final and conclusive; there shall be no further proration or adjustment following the Final Proration Adjustment. On the Closing Date, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer. The provisions of this Section 6.9 shall survive Closing.

7.    Assumption or Cancellation of Service Contracts. On or before the expiration of the Due Diligence Deadline, Buyer shall notify Seller of any Service Contracts that Buyer desires to have terminated at Closing (provided that Seller shall have no obligation to terminate any Service Contract, which by its terms is not terminable or which cannot be terminated without payment of an express termination fee or penalty of more than $1,000, unless Buyer agrees in writing to pay such termination fee or penalty). At or prior to the Closing, Seller shall terminate effective as of the Closing any Service Contracts which have been so designated by written notice from Buyer to Seller for termination and which Seller is contractually entitled by the terms thereof to terminate without cost except as provided above (with a copy of such termination notice to be provided to Buyer); provided, however, any notice of termination of a Service Contract by Seller shall be effective as of the Closing and conditional upon the Closing taking place in a timely manner in accordance with this Agreement. Upon the Closing and pursuant to the General Assignment, Seller shall assign to Buyer, and Buyer shall accept and assume, from and after the Closing, all of the Service Contracts other than those Service Contracts which are to be terminated at or prior to the Closing in accordance with the immediately preceding sentence; provided, however, Seller shall (i) not be deemed to have made any representation or warranty of any kind or nature as to the assignability, transferability or enforceability of any of the Service Contracts and Seller shall have no liability to Buyer in the event that any or all of the Service Contracts are not assignable or transferable to Buyer, are not enforceable by Buyer or are cancelled or terminated by reason of the assignment thereof by Seller, and (ii) terminate, at its sole cost, any agreements with Seller’s property manager and any leasing agent (and Buyer shall not acquire any rights or assume any obligations thereunder). Seller shall reasonably cooperate with Buyer, at no cost to Seller, to obtain any approvals or consents required to assign any Service Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required.
8.    Condemnation and Casualty.
8.1    Condemnation and Casualty. In the event that, after the Effective Date, (i) the improvements on the Property are damaged by any casualty (a “Casualty”) or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or any part of the Property (a “Condemnation”), Seller shall promptly notify Buyer.
8.2    Immaterial Condemnation or Casualty. Except as provided in Section 8.3 below, this Agreement shall remain in full force and effect notwithstanding any Casualty or Condemnation and, on the Closing Date, one of the following shall occur, as applicable: (1) in the event of a Casualty, Buyer shall receive (w) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (to the extent that such payments have not been expended in connection with the repair of any such casualty and less any actual out of pocket costs incurred by Seller to collect such insurance proceeds; such amount not to exceed the amounts determined by Seller to be reasonably necessary to (i) comply with Seller’s obligations under the Leases, applicable law, and any applicable documents or instruments of record, (ii) comply with Seller’s obligations under the terms of the existing financing, and (iii) protect the Property from further damage or the residents, community, neighbors and the Property from harm unless otherwise agreed to by Buyer, in its reasonable), (x) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property, (y) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property and (z) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such casualty; or (2) in the event of a Condemnation, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer.
8.3    Material Casualty or Condemnation. Notwithstanding the foregoing provisions of Section 8.2 above, if a Casualty or Condemnation occurs with respect to the Property, to the extent that the cost of repair or restoration to substantially the same condition existing prior to such Casualty (or, in the case of a Condemnation, the value of the Property or portion thereof so condemned) would exceed an amount equal to three percent (3%) of the Purchase Price] for the Property as reasonably determined by Seller, or such Condemnation permanently adversely affects access to, or parking at, the Property and results in the Property being “non-conforming” (and not “legally non-conforming”) for zoning purposes, then Seller shall give Buyer prompt notice thereof and the Buyer may, at Buyer's option to be exercised by delivery of written notice to Seller and Escrow Holder within fifteen (15) Business Days of Seller's notice to the Buyer of the occurrence of such Casualty or Condemnation and Seller’s estimate of repair costs or valuation, elect to terminate this Agreement, in which event the Deposit shall promptly be returned to Buyer. If necessary, the Closing Date shall be postponed until Seller has given the written notice provided for above and the fifteen (15) Business Day response period for Buyer has expired. If Buyer does not timely elect in writing to terminate this Agreement as provided in this Section 8.3, Buyer shall be conclusively deemed to have waived any right to terminate this Agreement by reason of any such Casualty or Condemnation, Buyer shall proceed with the purchase of the Property and at Closing Buyer shall be entitled to: (1) in the event of a Casualty, Buyer shall receive (w) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (to the extent that such payments have not been expended in connection with the repair of any such casualty and less any actual out of pocket costs incurred by Seller to collect such insurance proceeds; such amount not to exceed the amounts determined by Seller to be reasonably necessary to (i) comply with Seller’s obligations under the Leases, applicable law, and any applicable documents or instruments of record, (ii) comply with Seller’s obligations under the terms of the existing financing, and (iii) protect the Property from further damage or the residents, community, neighbors and the Property from harm unless otherwise agreed to by Buyer, in its reasonable discretion), (x) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property, (y) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property and (z) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such casualty; or (2) in the event of a Condemnation, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Any delay of the Closing under the Parallel Agreement pursuant to Section 8.3 thereof shall automatically delay the Closing under this Section 8.3 on a day-for-day basis, in each case, subject to the Outside Closing Date. Any termination of the Parallel Agreement pursuant to Section 8.3 thereof shall automatically be deemed a termination of this Agreement pursuant to this Section 8.3.
9.    Representations and Warranties.
9.1    Representations and Warranties of Seller. Seller represents and warrants to Buyer that the following matters are true and correct as of the Effective Date, and subject to Section 9.2 below, will also be true and correct at Closing.
9.1.1    Legal Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.
9.1.2    Duly Authorized. This Agreement is, and all the documents executed by Seller which are to be delivered by Seller to Buyer at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller (except as limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).
9.1.3    Individual(s) Authority. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller has the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.
9.1.4    Requisite Action Seller. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein to be executed by Seller to authorize the consummation of the transaction contemplated hereby. No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by Seller and the performance of Seller’s obligations under this Agreement do not conflict with any contracts or agreements which are binding upon Seller.
9.1.5    Specially Designated and Blocked Persons. Seller (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, "Specially Designated and Blocked Persons", or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the

Office of Foreign Asset Control of the United States Department of the Treasury; and (b) is not knowingly engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.
9.1.6    Rent Roll. The rent roll attached hereto as Exhibit G (the “Rent Roll”) is true and correct in all material respects as of the date stated therein. At Closing, Seller will deliver to Buyer an updated Rent Roll dated within two (2) Business Days of Closing such Rent Roll will be true and correct in all material respects as of such date. Except as set forth on the Rent Roll, to the knowledge of Seller, (i) the Leases are in full force and effect, have not been amended or modified, and the full current rent is accruing thereunder, (ii) no monthly rent has been paid more than one (1) month in advance, (iii) no Tenant Security Deposit has been paid, (iv) no monetary default by any tenant under the Leases exists, and (v) except as set forth in the Leases, no concession, moving or relocation allowance or credit is presently owed or due and payable, to any tenant under the Leases. To Seller’s knowledge, Seller has received no written notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases that has not been cured.
9.1.7    Condemnations. There are no pending condemnation or similar proceedings affecting the Property, and to Seller’s knowledge, no such action is threatened in writing. The Seller shall have the right to update the representations and warranties contained in this Section 9.1.7 to reflect the commencement of any condemnation proceeding or similar proceeding affecting the Property or any threat thereof after the date of the Effective Date (which matters shall be governed by the provisions of Section 8 of this Agreement).
9.1.8    Litigation. There are no legal actions, suits or similar proceedings that are pending or, to Seller’s knowledge, threatened in writing, against Seller or the Property other than tenant eviction actions in the ordinary course of business. Seller shall be entitled to update Schedule 9.1.8 from time to time with respect to any such proceedings instituted after the date hereof that are covered by Seller’s insurance, or which if adversely determined, would not materially adversely affect the value of the Property or Seller’s ability to perform its obligations under this Agreement.
9.1.9    Service Contracts. To Seller’s knowledge, Exhibit H sets forth a correct and complete list of all Service Contracts affecting the Property as of the Effective Date and the same have not been modified or amended except as shown on Exhibit H as of the Effective Date. Seller has delivered or made available to Buyer true and complete copies of the Service Contracts and, as of the Effective Date, Seller has not given or received any written notice of default under any such material Service Contracts that has not been cured or rescinded.
9.1.10    No Violations. Seller has not received any written notice of a material violation of applicable law, including any Environmental Law that has not been cured. Seller has received no notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Property.
9.1.11    Insolvency. Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
9.1.12    Employees. All on-site employees of the Property are employees of property manager of the Property.
9.1.13    Water Rights. Seller has not sold, conveyed, transferred or entered into any agreement for the sale, conveyance or transfer of any water rights relating to the Property.
9.1.14    Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
9.1.15    Personal Property. To Seller’s knowledge, all of the material Personal Property is described in Exhibit J attached hereto and all of the Personal Property is located at the Real Property.
9.2    Definition of Seller's Knowledge. For purposes of this Agreement, (a) whenever the phrase "to Seller's knowledge", "to the knowledge of Seller" or other references to the knowledge of Seller are used or made, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of Ralph Pickett, Karen Rainwater and Michael Taylor, without any investigation or inquiry whatsoever by such individual. Buyer acknowledges that the foregoing individuals are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that Buyer will bring no action of any kind against either of such individuals or any officer, director, member, partner, shareholder, agent, representative, or advisor of Seller arising out of any of the representations, warranties and covenants made by Seller in this Agreement.
9.3    Survival Period. The representations and warranties of Seller set forth in Section 9.1 above shall survive until only the date which is nine (9) months following the Closing (the "Expiration Date") and shall automatically expire upon the Expiration Date unless Buyer commences suit against Seller with respect to any alleged breach prior to the Expiration Date (and, in the event any such suit is timely commenced by Buyer against Seller, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned). If suit is not timely commenced by Buyer prior to the Expiration Date, then Seller's representations and warranties shall thereafter be void and of no force or effect. Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability, and Buyer shall make no claim against Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any Closing Document if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Buyer prior to the Closing and Buyer proceeds with the Closing (a “Buyer Known Breach”). Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 9.3 shall be subject to all of the terms, conditions and limitations contained in Article 11 of this Agreement.
9.4    Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:
9.4.1    Legal Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.
9.4.2    Duly Authorized. This Agreement is, and all the documents executed by Buyer which are to be delivered by Buyer to Seller at the Closing will be, duly authorized, executed, and delivered by Buyer, and is and will be legal, valid, and binding obligations of Buyer (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).
9.4.3    Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein to be executed by Buyer and by the Closing Date all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Buyer to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the performance of Buyer’s obligations under this Agreement do not conflict with any contracts or agreements which are binding upon Buyer.
9.4.4    Individuals Authority. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer has the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.
9.4.5    Specially Designated and Blocked Persons. Buyer (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, "Specially Designated and Blocked Persons", or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Asset Control of the United States Department of the Treasury; and (b) is not knowingly engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.
9.4.6    Insolvency. Buyer is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Buyer filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Buyer.

9.4.7    Limitation; Survival Period. Seller covenants that Seller will bring no action of any kind against any officer, director, member, partner, shareholder, agent, representative, or advisor of Buyer arising out of any of the representations, warranties and covenants made by Buyer in this Agreement. The representations and warranties of Buyer set forth in this Section 9.4 above shall survive until only the Expiration Date and shall automatically expire upon the Expiration Date unless Seller commences suit against Buyer with respect to any alleged breach prior to the Expiration Date (and, in the event any such suit is timely commenced by Seller against Buyer, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned). If suit is not timely commenced by Seller prior to the Expiration Date, then Buyer’s representations and warranties shall thereafter be void and of no force or effect. Notwithstanding anything to the contrary in this Agreement, Buyer shall have no liability, and Seller shall make no claim against Buyer, for (and Seller shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Buyer under this Agreement or any Closing Document if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Seller prior to Closing and Seller proceeds with the Closing (a “Seller Known Breach”). Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 9.4.7 shall be subject to all of the terms, conditions and limitations contained in Article 11 of this Agreement.
10.    AS-IS Condition of Property.
10.1    AS-IS. Notwithstanding anything to the contrary contained in this Agreement, Buyer acknowledges and agrees that, except as otherwise expressly set forth in this Agreement or the Closing Documents, (i) Buyer is purchasing the Property subject to all existing conditions, latent or patent, and applicable laws, rules, regulations, codes, ordinances and orders, and (ii) neither Seller nor any Seller Released Party has made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size (including rentable or usable square footage) of the Real Property and/or any of the Improvements, the present use of the Property or the suitability of Buyer's contemplated ownership, operation or use of the Property. WITHOUT LIMITING THE FOREGOING, BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT AGREED TO PROVIDE ANY LOAN TO BUYER TO FINANCE BUYER'S PURCHASE OF THE PROPERTY, THAT BUYER HAS ASSUMED THE ENTIRE RISK THAT BUYER MAY OR MAY NOT BE ABLE TO OBTAIN A LOAN TO FINANCE BUYER'S PURCHASE OF THE PROPERTY, AND THAT BUYER'S INABILITY OR FAILURE TO OBTAIN A LOAN TO FINANCE BUYER'S PURCHASE OF THE PROPERTY SHALL NOT EXCUSE OR RELIEVE BUYER FROM PERFORMING BUYER'S OBLIGATIONS UNDER THIS AGREEMENT. Buyer hereby acknowledges and agrees that, except for the representations and warranties and covenants of Seller expressly provided in this Agreement and in the Closing Documents, (1) the Property is to be purchased by and conveyed to Buyer in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof and (2) Buyer shall acquire the Property solely upon the basis of Buyer's independent inspection and investigation of the Property, including: (a) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including access, sewage, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone; (b) the dimensions or lot size of the Real Property or the nature or square footage of any Improvements thereon; (c) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose; (d) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property; (e) the compliance of the Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including the Americans With Disabilities Act); (f) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use, occupancy or development of the Real Property; (g) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property; (h) the quality of any labor and materials used in the Improvements; (i) the condition of title to the Real Property; (j) Service Contracts or any other agreements affecting the Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Real Property; (k) Seller's ownership of the Property or any portion thereof; or (l) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the ownership or use of the Real Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller or any Seller Released Parties, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right (other than this Agreement) nor remedy in favor of Buyer.

Buyer's Initials:	AMDR

10.2    Covenants: Seller covenants and agrees with Buyer that from the Effective Date until the Closing Date or earlier termination of this Agreement:
10.2.1 Seller may continue to amend, modify, alter or supplement any Lease or enter into any new Lease to qualified tenants based on Seller's current practices; provided, however that, (a) all Leases entered into or renewed by Seller after the Effective Date shall have rental rates not lower (and concessions not higher) than the rental rates being charged (and concessions being offered) by Seller for similar units on the Real Property as of the Effective Date (except for de minimis differences, individually and in the aggregate), and Seller shall not enter into any new leases exceeding one (1) year or less than six (6) months, and (b) all such leases shall be in substantially the form of lease currently being utilized by Seller for the Improvements. Seller shall provide Buyer or make available to Buyer with copies of any such new L eases periodically after execution thereof. Seller shall not accept any payments under any Leases more than two (2) months in advance.
10.2.2 Following the Due Diligence Deadline, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, not enter into any third party contracts, equipment leases or other material agreements affecting the Property, including any amendment or modification of any existing Service Contracts or any Permitted Encumbrance (“New Contracts”); provided that Seller may enter into New Contracts without Buyer’s consent if such contract (i) is necessary as a result of an emergency at the Property provided that such contract shall be terminable on 30 days’ notice without penalty, or (ii) (A) does not require the payment of more than $25,000 in any calendar year, (B) is terminable on thirty (30) days or less notice, without penalty and (C) is entered into in the course of customary maintenance and repairs at the Property. If Seller enters into any new Contract after the Effective Date (including prior to the Due Diligence Deadline for all contracts entered into between the Effective Date and such date), then Seller shall promptly provide written notice and a copy thereof to Buyer and, unless such New Contract required Buyer’s approval pursuant to this paragraph and such approval was not obtained or such contract expires or is terminated at or prior to Closing, Buyer shall assume such contract at Closing and the schedule of Service Contracts attached to the General Assignment to be executed at Closing and Exhibit H hereto shall be so modified and Exhibit H shall be deemed amended at the Closing to include such contracts. If a New Contract requires Buyer’s approval and Buyer does not object within five (5) days after receipt of a copy of such New Contract together with a written request for Buyer’s approval of such New Contract, then Buyer shall be deemed to have approved such New Contract.
10.2.3    Seller shall manage, operate and maintain the Property substantially in accordance with Seller’s current practices in effect as of the Effective Date with respect to the Property except that Seller shall not be required to make any capital improvements or capital replacements to the Property or cure or remove any violations except for customary paint, carpet and other repairs as necessary to make apartment units “rent ready” in Seller’s ordinary course of business. Seller shall provide Buyer prompt notice of receipt by Seller of any written notice of default given or received by Seller under any Service Contract, Lease or Permitted Encumbrance or any written notice of a violation or alleged violation of applicable law received by Seller. Within three (3) Business Days of the Buyer’s request, Seller shall deliver to Buyer an updated Rent Roll with all information concerning the Leases updated through the date that is two (2) Business Days before the date that the updated Rent Roll is delivered to Buyer, and any other documents or materials received by Seller from and after the Effective Date that would have been included in Seller Deliveries if received prior to the Effective Date. Seller shall keep the Property insured against fire and other hazards in such amounts and under such terms (and with such provider) as are substantially consistent with Seller’s current insurance on the Property and shall promptly notify Buyer of any change in the current insurance (or provider thereof).
10.2.4    Seller shall advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental agency which affects the Property that is instituted after the Effective Date, other than eviction or unlawful detainer actions that will be completed prior to Closing.
10.2.5 Seller shall not (i) in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Property or any part thereof or interest therein, other than personal property in the ordinary course of business which is replaced with personal property of equal or better quality or (ii) market, initiate, solicit, continue or respond to any offers or negotiations related to the sale of the Property or any material portion thereof or interests therein; it being understood and agreed that Seller shall work exclusively with Buyer until the Due Diligence Deadline, and thereafter until the Closing Date unless this Agreement is terminated in accordance with its terms.
10.2.6    Seller will, at Closing and at Seller’s sole cost and expense, terminate any existing property management agreement.
11.    Limited Liability. Buyer on Buyer's own behalf and on behalf of Buyer's agents, members, partners, shareholders, officers, directors, beneficiaries, employees, representatives, related and affiliated entities, successors and assigns (collectively, the "Buyer Parties") hereby agrees that in no event or circumstance shall any of the Seller Released Parties have any personal liability under this Agreement to any party in connection with the Property. Subject to the limitations expressly provided for in this Section 11, each of Seller and Buyer shall indemnify and hold the other harmless as follows:
11.1    From and after the Closing and subject to the provisions of this Section 11, Seller shall indemnify and hold Buyer and the Buyer Parties harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way resulting from, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document other than any Buyer Known Breach and (b) any breach of any covenant of Seller contained in this Agreement or in any Closing Document.
11.2 From and after the Closing and subject to the provisions of this Section 11, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller Parties”) harmless from any and all Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document other than any Seller Known Breach, and (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document.
        11.3 Notwithstanding anything to the contrary contained in this Agreement, if the Closing is consummated, neither Buyer nor Seller shall have any liability to the other following the Closing with respect to Section 9.3, Section 9.4 or the indemnities provided for in Section 11.1 and 11.2 above, as applicable, unless and until the aggregate amount of the Losses suffered by Buyer or Seller, as the case may be, by reason of any such breach of representations, warranties or covenants by the other exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Basket”); but then in such event, the Losses that the non-defaulting party may collect shall begin with and include the first dollar of such loss. Each of Seller's and Buyer’s total liability with respect to the indemnities provided for in Section 11.1 and 11.2 above, as applicable, is limited to an amount equal to two percent (2%) of the Purchase Price (the “Cap”). Notwithstanding the foregoing, the covenants and obligations contained in Section 4.6.2, Section 6.6, Section 6.9 and hereof shall not be subject to the Basket and Cap limitations set forth in this Section 11.3. In furtherance of the foregoing, (a) Buyer acknowledges and agrees that in no event shall Buyer have the right to seek or obtain consequential, punitive, special or exemplary damages or damages for lost profits against the Seller and (b) Seller acknowledges and agrees that in no event shall Seller have the right to seek or obtain consequential, punitive, special or exemplary damages or damages for lost profits against the Buyer. The provisions of this Section 11 shall survive the Closing and the recordation of the Deeds, and shall not be deemed merged into the Deeds or other documents or instruments delivered at the Closing. Any claim made in connection with said indemnities shall be made within nine (9) months after the Closing or termination or shall be automatically null and void and of no force or effect whatsoever; provided however that neither party shall be entitled to indemnification under this Section 11 with respect to a breach of a representation or warranty or covenant of this Agreement of which such party had actual knowledge prior to Closing, it being understood and agreed that all remedies with respect to any such breach actually discovered by such prior to Closing shall be as set forth in Section 5.1 or 5.2, as applicable. In no event shall Buyer be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller. In no event shall Seller be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Buyer.
12.    Release. Except for those obligations of Seller which, by the express terms of this Agreement, survive Closing (but subject to any limitations otherwise set forth in this Agreement), Buyer on Buyer's own behalf and, to the extent permitted by law, on behalf of each of the Buyer Parties hereby agrees that, upon Closing, each of Seller and the other Seller Released Parties shall be automatically fully and forever released from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys' fees, consultants' fees and costs and experts' fees, whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims") that may arise on account of or in any way be connected with the Property, including the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, and including any Claim or matter (regardless of when it first appeared) relating to or arising: (a) from the presence of any environmental problems, or the use, presence, storage, release, discharge or migration of Hazardous Materials on, in, under or around the Property (including the groundwater under the Property), regardless of when such Hazardous Materials were first introduced in, on or about the Property, (b) from the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property, regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property, (c) under any Environmental Law(s), or under common law, in equity or otherwise, with respect to (i) any past, present or future presence or existence of Hazardous Materials on, under or about the Property or (ii) any past, present or future violations of any Environmental

Laws, (d) any patent or latent defects or deficiencies with respect to the Property, and (e) any and all matters related to the Property or any portion thereof, including the condition and/or operation of the Property and each part thereof. Without limiting the foregoing, upon Closing Buyer waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including any private right of action under the federal superfund laws, 42 U.S.C. Sections  9601 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Seller Released Parties in connection with Claims described above and expressly waives the provisions or rules of laws which provide otherwise. Upon Closing, Buyer assumes all risk for such Claims against the Seller Released Parties which may be brought by Buyer or Buyer Parties heretofore and hereafter arising, whether now known or unknown by Buyer. Without limiting the foregoing, if Buyer has obtained knowledge prior to the Closing Date of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto, including, without limitation pursuant to Section 11 of this Agreement. Notwithstanding anything to the contrary herein but subject to the provisions of Section 5.2, Seller shall not have any liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or the Buyer Parties prior to the Closing Date.
For the purposes of this Agreement, (1) the term "Environmental Laws" means any and all federal, state and local statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities, as may presently exist or as may be amended or supplemented, or hereafter enacted or promulgated, relating to the presence, release, generation, use, handling, treatment, storage, transportation or disposal of Hazardous Materials, or the protection of the environment or human, plant or animal health, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), and all applicable laws of the State of Texas, and (2) the term "Hazardous Material(s)" means any hazardous or toxic material, substance, irritant, chemical or waste, which is (A) defined, classified, designated, listed or otherwise considered under any Environmental Law as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substance," or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, (C) asbestos and asbestos containing materials, (D) an oil, petroleum, petroleum based product or petroleum additive, derived substance or breakdown product, (E) urea formaldehyde foam insulation, (F) polychlorinated biphenyls (PCBs), (G) freon and other chlorofluorocarbons, (H) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (I) lead-based paint and (J) mold, rot, fungi and bacterial matter. Buyer acknowledges and agrees that the sole inquiry and investigation Seller conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) which are part of the due diligence items and that, for purposes of all applicable Texas law, Seller has acted reasonably in relying upon said inquiry and investigation, and the delivery of this Agreement constitutes written notice to Buyer under such code section.
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
Buyer hereby specifically acknowledges that Buyer has reviewed this Section and discussed its import with legal counsel, is fully aware of its consequences and that the provisions of this Section are a material part of this Agreement.
13.    Notices. All notices, demands and communications permitted or required to be given hereunder shall be in writing, and shall be delivered (a) personally, (b) by United States registered or certified mail, postage prepaid, (c) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (d) by a PDF or similar attachment to an e-mail, provided that, except as expressly provided herein, such e-mail attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (a), (b) or (c) above. Any such notice to a party shall be addressed at the address set forth in the Section of this Agreement entitled “Summary and Definition of Basic Terms” (subject to the right of a party to designate a different address for itself by notice similarly given). Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused), provided that if any notice or other communication to be delivered by e-mail attachment as provided above cannot be transmitted because of a problem affecting the receiving party’s computer, the deadline for receiving such notice or other communication shall be extended through the next business day, as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. local time where received or on a non-business day, then such notice or communication so made shall be deemed effective on the first business day after the day of actual delivery. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to provide or is required to provide hereunder.
14.    Entire Agreement; Participation in Drafting. This Agreement constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or such party's counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.
15.    Successors and Assigns. Subject to the restrictions on assignment set forth below, this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective estates, personal representatives, heirs, devisees, legatees, successors and assigns. Buyer shall have the right to assign this Agreement without Seller's prior written consent subject to the following conditions: (a) each of the representations and warranties of Buyer set forth herein shall remain true and correct as to such assignee and such assignee shall assume all of the obligations and duties of Buyer set forth in this Agreement; (b) the assignee is controlled by or under common control with Buyer or Steadfast Apartment REIT, Inc. (and upon Seller's request, Buyer shall provide Seller with reasonably satisfactory evidence of same); (c) Seller has not provided Buyer a notice of its election to terminate this Agreement in accordance with the terms and provisions hereof (or a notice to terminate the Parallel Agreement in accordance with the terms and provisions thereof) at the time of such assignment; (d) notwithstanding any such nomination, Buyer shall not be released from its liabilities and obligations under this Agreement until Closing occurs; (e) such assignment shall not be a condition of or delay Closing; and (f) Buyer shall deliver written notice to Seller of any such assignment at least three (3) Business Days prior to the Closing Date (which notice shall include the name, vesting and signature block of the assignee). All other assignments shall require the prior written consent of Seller, which consent Seller may withhold in its sole and absolute discretion. No such assignment shall be effective and Seller's consent shall not be effective until and unless any assignee as may be consented to by Seller and expressly assumed in writing all obligations of the Buyer under this Agreement and further acknowledged and agreed in writing to be bound by all of the provisions of this Agreement as if the assignee had originally executed this Agreement as buyer. Notwithstanding any assignment as may be consented to by Seller, the original named Buyer hereunder shall not be released, and shall remain liable for, all obligations of the Buyer under this Agreement until Closing (but not thereafter). Seller may not assign this Agreement.

16.    Severability. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.
17.    Texas Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
18.    Modifications/Survival. Any and all exhibits attached hereto shall be deemed a part hereof. This Agreement, including exhibits, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may expressly be set forth herein. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.
19.    Confidentiality. Each party agrees to maintain in confidence, and not to disclose to any third party, the information contained in this Agreement (including the Purchase Price) or pertaining to the sale contemplated hereby and the information and data furnished or made available by Seller to Buyer in connection with Buyer's investigation of the Property and the transactions contemplated by the Agreement; provided, however, that each party, may disclose such information and data (a) to such party's accountants, attorneys, prospective lenders, partners, investors, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively, "Representatives") to the extent that such Representatives reasonably need to know (in Buyer's or Seller's reasonable discretion) such information and data in order to assist, and perform services on behalf of Buyer or Seller; (b) to the extent required by any applicable statute, law, regulation, governmental authority or court order or the rules and regulations of any applicable securities exchange; (c) in connection with any securities filings, registration statements or similar filings undertaken by Buyer or Seller; (d) to Escrow Holder and the Title Company as necessary to consummate the Closing under this Agreement; (e) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement; and (f) information otherwise in the public domain (other than as a result of a breach of this Section 19). All parties hereto shall refrain from issuing any press release regarding this transaction prior to Closing without the prior written consent of the other. From and after Closing, Seller shall refrain from issuing any press release regarding this transaction without the prior written consent of Buyer, which shall not be unreasonably withheld. The provisions of this Section 19 shall survive the Closing or any earlier termination of this Agreement for a period of one (1) year.
20.    Dispute Costs. Notwithstanding anything in this Agreement or any of the Closing Documents to the contrary, in the event any dispute between the parties with respect to this Agreement results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof subject to the limitations contained in Section 11 of this Agreement. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. The provisions of this Section 20 shall survive any termination of this Agreement or the Closing and shall not be deemed merged into the Deeds or any other document or instrument delivered at Closing.
21.    Time of the Essence; Business Days. Time is of the essence in the performance of each of the parties' respective obligations contained in this Agreement. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates. References to "days" shall refer to calendar days except if such references are to "Business Days" which shall refer to days which are not a Saturday, Sunday or a legal holiday under the laws of the State of Texas or under United States federal laws.
22.    No Recordation. Neither this Agreement nor a memorandum thereof may be recorded.
23.    Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement with all exhibits attached hereto.
24.    Multiple Counterparts. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes). The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon so long as such signature page is attached to any other counterpart of this Agreement identical thereto except having additional signature pages executed by the other parties to this Agreement attached thereto.
25.    Electronic Signatures. Seller and Buyer each (a) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including .pdf files thereof) in order to expedite the transaction contemplated by this Agreement, (b) intends to be bound by its respective telecopy or other electronic signature, (c) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Agreement and the documents affecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy or electronic transmission only.
26.    Limitations on Benefits. It is the explicit intention of Buyer and Seller that, except for the Seller Released Parties referred to above in this Agreement, no person or entity other than Buyer and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Buyer and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (other than Seller Released Parties) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Buyer and Seller expressly reject any such intent, construction or interpretation of this Agreement.
27.    Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) all exhibits attached hereto are incorporated herein by reference; (b) the section and subsection headings contained in this Agreement are for convenience only and in no way enlarge or limit the scope or meaning of the various sections or subsections hereof; (c) all dollar amounts are expressed in United States currency; (d) all defined terms in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (e) references herein to "Sections," subsections, paragraphs and other subdivisions without reference to a document are to designated Sections, subsections, paragraphs and other subdivisions of this Agreement; (f) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (g) the words "hereof," "herein," "thereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (h) the word "including" or "includes" means "including, but not limited to" or "includes without limitation"; (i) the words "approval," "consent" and "notice" shall be deemed to be preceded by the word "written"; (j) any reference to this Agreement or any Exhibits hereto and any other instruments, documents and agreements shall include this Agreement, Exhibits and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended; and (k) unless otherwise specifically provided, all references in this Agreement to a number of days shall mean calendar days rather than Business Days.
28.    Exhibits. Exhibit A through Exhibit K are incorporated herein by reference.
29.    No Partnership/Fiduciary Relationship. The parties acknowledge and agree that the relationship created by this Agreement between Seller, on the one hand, and Buyer, on the other hand, is one of contract only, and that no partnership, joint venture or other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby between Seller and Buyer.
30.    DPTA Waiver. IT IS THE INTENT OF SELLER AND BUYER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED BY THIS CONTRACT SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. ACCORDINGLY, TO THE MAXIMUM EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER 3 (OTHER THAN SECTION 17.555,

WHICH IS NOT WAIVED), TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. FOR PURPOSES OF THE WAIVERS SET FORTH IN THIS CONTRACT, BUYER HEREBY WARRANTS AND REPRESENTS UNTO SELLER THAT (A) BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED UNDER THIS CONTRACT, (B) BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLER REGARDING THE TRANSACTIONS CONTEMPLATED UNDER THIS CONTRACT, (C) BUYER IS REPRESENTED BY LEGAL COUNSEL THAT IS SEPARATE AND INDEPENDENT OF SELLER AND SELLER'S LEGAL COUNSEL AND (D) BUYER HAS CONSULTED WITH BUYER'S LEGAL COUNSEL REGARDING THIS CONTRACT PRIOR TO BUYER'S EXECUTION OF THIS CONTRACT AND VOLUNTARILY CONSENTS TO THIS WAIVER.
31.    Texas Real Estate License Act. The Texas Real Estate License Act requires written notice to Buyer from any licensed real estate broker or salesman who is to receive a commission that Buyer should have an attorney of its own selection examine an abstract of title to the property being acquired or that Buyer should be furnished with or should obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer on behalf of the broker(s) identified in the Summary and Definitions of Basic Terms of this Agreement.
32.    Water/Sewer Services. The Property described herein may be located in a special water or sewer service area. If applicable, no other retail public utility is authorized to provide water or sewer to your Property. There may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to the Property. Buyer is advised to contact the utility service provider to determine the cost that Buyer will be required to pay and the period, if any, that is required to provide water or sewer services to the Property. The undersigned Buyer hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the Property described in this notice.
33.    Miscellaneous Notices.  The following disclosure is made for the purpose of complying with the provisions of Section 5.010(d) of the Texas Property Code and is not intended to and does not alter or affect the rights and obligations of Buyer and Seller:
Notice Regarding Possible Liability for Additional Taxes.
If for the current ad valorem tax year the taxable value of the land that is the subject of this Agreement is determined by a special appraisal method that allows for the appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value.  In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in use of the land.  The taxable value of the land and the applicable method of appraisal for current tax year is public information and may be obtained from the tax appraisal district established for the county in which the Property is located.
34.    JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.
35.    Record Access and Retention. For a period of up to eighteen (18) months after Closing, upon Buyer’s reasonable request, Seller shall after the Closing (i) provide Buyer with reasonable access to, and the right to inspect, Seller’s financial information and historical books and records (the “3-14 Audit Information”) in connection with the preparation by Buyer’s auditors (or the auditors of Buyer’s parent company) of a SEC Regulation S-X 3-14 Audit (“S-X 3-14 Audit”) of certain operating revenues and expenses with respect to the Property. Seller further agrees to provide Buyer’s auditors (or the auditors of Buyer’s parent company) with reasonable access to Seller’s books and records relating to the Property as otherwise reasonably required to complete any such S-X 3-14 Audit. Notwithstanding the foregoing, (x) in no event shall Seller be required to provide a management representation letter or make any representation or warranty with respect to the 3-14 Audit Information, (y) in no event shall Seller be required to prepare any reports or data with respect to any 3-14 Audit and Sellers sole obligation with respect to the 3-14 Audit Information shall be to provide Buyer reasonable access to financial information and books and records in Seller’s possession, and (z) Buyer, for itself and all of Buyer’s Representatives, hereby waives any and all claims against Seller and each Seller Released Party with respect to the information comprising the 3-14 Audit Information and the compilation of the S-X 3-14 Audit. The terms and conditions of this Section 34 shall survive the Closing.

[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date first written above.

BUYER:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Ana Marie del Rio
	Print Name:	Ana Marie del Ro
	Print Title:	Vice President

SELLER:

STONEMARK S/SV, LP, a Delaware limited
partnership

By:	S/SV General Partner, LLC, a Delaware
limited liability company, its General Partner

By:	Stonemark Investments, LLC, a Georgia
limited liability company, its Manager

By:	/s/ Michael C. Taylor
	Print Name:	Michael C. Taylor
	Print Title:	Manager

ACCEPTANCE BY ESCROW HOLDER
Fidelity National Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: July 15, 2014	Fidelity National Title Insurance Company

By:	/s/ Jeremy Poetker
	Print Name:	Jeremy Poetker
	Its Authorized Agent:	Vice President

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
Lot 4, Block B, COMAL BLUFF SECTION ONE, a subdivision in Travis County, Texas, according to the map or plat recorded in Volume 84, Page 16B, of the Plat Records of Travis County, Texas.

EXHIBIT A -1-

EXHIBIT B
FORM OF DEED
SPECIAL WARRANTY DEED

__________SPACE ABOVE THIS LINE FOR RECORDING DATA__________
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.
THE STATE OF TEXAS    §
    §    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TRAVIS    §
THIS SPECIAL WARRANTY DEED (this "Deed") is made as of the ____ day of _______________, 20__ from STONEMARK S/SV, LP, a Delaware limited partnership (hereinafter referred to as "Grantor") to __________________________________, its successors and assigns (hereinafter referred to as "Grantee"), having an address at___________________________
IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee to Grantor, the receipt and sufficiency of which are hereby acknowledged, Grantor has sold, conveyed and granted and does hereby sell, convey and grant unto Grantee, its successors and assigns, with special warranty, that certain property lying and being situated in Travis County, Texas, and described on Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and all right, title and interest of Grantor in any oil, gas and other minerals in, on and under and that may be produced from the land, as well as all development rights, land use entitlements, including without limitation, air rights, water, water rights, wastewater and other utility commitments, allocations, and permits, and related rights appurtenant to the land, if any, and all of Grantor's right, title and interest as of the date hereof in and to: (a) all privileges, rights, easements and appurtenances belonging to such land; (b) all streets, alleys, passages and other rights-of-way or appurtenances, included in and adjacent to said property (collectively, the "Property");
Grantee assumes all liability for and shall pay all taxes due for the Property for the 20__ year and all subsequent years.

EXHIBIT B

To have and to hold the premises aforesaid with all and singular, the rights, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto Grantee and Grantee's successors and assigns forever. Grantor will warrant specially and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns forever, against the lawful claims and demands of all persons claiming by, under or through Grantor, but not otherwise, subject however, to the Permitted Encumbrances (herein so called) described on Exhibit B attached hereto and expressly made a part hereof.
[SIGNATURE PAGE FOLLOWS]

EXHIBIT B

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed and delivered as of the date first written above.
GRANTOR:

STONEMARK S/SV, LP, a Delaware limited partnership
By: S/SV General Partner, LLC, a Delaware limited liability company, its General Partner
By: Stonemark Investments, LLC, a Georgia limited liability company, its Manager

By:
	Print Name:	Michael C. Taylor
	Print Title:	Manager

EXHIBIT B

THE STATE OF TEXAS    §
    §
COUNTY OF    §
BEFORE ME, the undersigned authority, on this day personally appeared________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.
GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ____________, 2014.

Notary Public in and for said County and State

Printed Name of Notary

My Commission Expires:

Exhibits:

Exhibit A - Property Description

Exhibit B - Permitted Encumbrances

After Recording, Return to:

EXHIBIT B

EXHIBIT A
to Deed
PROPERTY DESCRIPTION

EXHIBIT A to Deed -1-

EXHIBIT B
to Deed
PERMITTED ENCUMBRANCES

[List all “Permitted Encumbrances” as defined in and determined in accordance with the Purchase Agreement]

EXHIBIT B to Deed -1-

EXHIBIT C
FEDERAL TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS
______________________________________, a _____________________ ("Transferee") is acquiring certain real property, located in the City of Austin, County of Travis, State of Texas from STONEMARK S/SV, LP, a Delaware limited partnership ("Transferor"). Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.
To inform Transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _______, the undersigned Transferor hereby certifies to Transferee:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor's U.S. tax identification number is _____________; and
4.    Transferor's office address is ____________________________________.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.
[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

EXHIBIT C

Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of Transferor.
TRANSFEROR:
Date: _______________, 2014
STONEMARK S/SV, LP, a Delaware limited partnership
By: S/SV General Partner, LLC, a Delaware limited liability company, its General Partner
By: Stonemark Investments, LLC, a Georgia limited liability company, its Manager
By:_____________________________
Print Name: Michael C. Taylor
Print Title: Manager

EXHIBIT C

EXHIBIT D
BILL OF SALE
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, STONEMARK S/SV, LP, a Delaware limited partnership ("Seller"), does hereby bargain, sell, grant, transfer, assign, and convey to _______________________________________, a ____________________ ("Buyer"), any and all of Seller's rights, title and interests, if any, in and to the Personal Property located in or on the property described in Exhibit A attached hereto and made a part hereof (the "Property"), including without limitation the tangible personal property listed on Schedule 1 attached hereto, without representation or warranty of any type, except as specifically set forth in and subject to the terms and provisions of the Purchase and Sale Agreement and Joint Escrow Instructions dated _____________________, 2014 between Seller and Buyer’s predecessor in interest ("Agreement") including, without limitation, Section 12 thereof. All capitalized terms used in this Bill of Sale and not defined shall have the meanings given thereto in the Agreement.

[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

EXHIBIT D

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ___ day of ___________________, 2014.
SELLER:
STONEMARK S/SV, LP, a Delaware limited partnership
By: S/SV General Partner, LLC, a Delaware limited liability company, its General Partner
By: Stonemark Investments, LLC, a Georgia limited liability company, its Manager

By:
	Print Name:	Michael C. Taylor
	Print Title:	Manager

EXHIBIT D

EXHIBIT A
to Bill of Sale
LEGAL DESCRIPTION OF THE REAL PROPERTY

EXHIBIT A to Bill of Sale

EXHIBIT E
FORM OF GENERAL ASSIGNMENT
ASSIGNMENT AND ASSUMPTION OF LEASES,
CONTRACTS AND INTANGIBLE PROPERTY
THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND INTANGIBLE PROPERTY (this "General Assignment") is made and entered into as of the ___ day of ______________, 2014 by and between STONEMARK S/SV, LP, a Delaware limited partnership ("Assignor") and ___________________, a ____________________ ("Assignee").
R E C I T A L S :
A.    Assignor and Assignee’s predecessor in interest entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated _____________________, 2014 ("Agreement") with respect to the sale and purchase of certain "Real Property" and "Improvements" and other "Property" described therein. All capitalized terms used in this General Assignment and not defined shall have the meanings given thereto in the Agreement.
B.    Assignor desires to assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to (i) the Leases and Tenant Security Deposits, (ii) the Service Contracts set forth on Exhibit B hereto and (iii) the Plans and Approvals, and Assignee desires to accept such assignment, transfer and conveyance of the Leases, the Tenant Security Deposit, such identified Service Contracts and the Plans and Approvals and to assume and perform all of Assignor's covenants and obligations in, under and with respect to the Leases, the Tenant Security Deposit, the Service Contracts and the Plans and Approvals.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.Effective Date. The "Effective Date" of this General Assignment shall be the Closing (as defined in the Agreement) of the sale and purchase of the Property.
2.Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Leases (which are generally identified on the Rent Roll attached hereto as Exhibit A), the Tenant Security Deposit, the Service Contracts identified on Exhibit B hereto and the Plans and Approvals from and after the Effective Date.
3.Assumption and Acceptance. Assignee hereby accepts the above assignment and transfer and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor in, under and with respect to the Leases, the Tenant Security Deposits (but only to the extent Assignee received a credit therefor at Closing), the Service Contracts and the Plans and Approvals first arising or accruing from and after the Effective Date.

EXHIBIT E

4.Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall, taken together, be deemed one document.
5.Limited Liability. This Assignment is made without any express or implied representation or warranty of any kind or nature other than those representations and warranties expressly made by Assignor in Section 9.1 of the Agreement, which representations and warranties by Assignor shall survive only for the period provided in, and are subject to all of the limitations set forth in, the Agreement.
6.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.Governing Law. This Assignment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas.
8.Severability. If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.
[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

EXHIBIT E

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.
ASSIGNOR:
STONEMARK S/SV, LP, a Delaware limited partnership
By: S/SV General Partner, LLC, a Delaware limited liability company, its General Partner
By: Stonemark Investments, LLC, a Georgia limited liability company, its Manager

By:
	Print Name:	Michael C. Taylor
	Print Title:	Manager

EXHIBIT E

ASSIGNEE:

a

By:
Print Name:
Print Title:

EXHIBIT E

EXHIBIT A

RENT ROLL

[TO BE SUPPLIED]

EXHIBIT B

SERVICE CONTRACTS

EXHIBIT F

TITLE-AFFIDAVIT
dated as of ____/____/14

Re:	Owner:
See annexed SIGNATURE PAGE TO TITLE-AFFIDAVIT
Title Insurer:
Fidelity National Title Insurance Company (“Fidelity”), and coinsurers (if any)
Commitment #:
issued by Fidelity
Premises:

Certifications:
In connection with the above, the undersigned certifies the following to Title Insurer as to the Premises but only as to the period between ___/___/___ (date of acquisition), and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:
A.     All labor, services or materials rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises contracted for or requested by the undersigned have been completed and paid for in full, with the possible exception of routine repairs and/or maintenance which have been or will be duly paid in the ordinary course of business; and
B.     To the actual knowledge of the undersigned, all other labor, services or materials rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the
Premises have been completed and paid for in full.
Tenants/Parties in Possession:
Except as shown in the Commitment (with respect to tenancies of record), including matters disclosed in the underlying exception documents of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the annexed RENT-ROLL (and any subtenants thereunder), which tenants have rights as tenants only and do not have options to purchase all or part of the
Premises (“OTPs”), rights of first refusal to acquire all or part of the Premises (“ROFRs”) or rights of first offer to acquire all or part of the Premises (“ROFOs”).
Unrecorded OTPs, ROFRs and ROFOs:
The undersigned has not entered into (and has no actual knowledge of) any unrecorded OTPs, ROFRs or ROFOs which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction, except as set forth in the Commitment.

Covenants & Restrictions:
To the actual knowledge of the undersigned, (a) the undersigned has received no written notice of past or present violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured, and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course.

Bankruptcy:
No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Exceptions to the foregoing Certifications, if any, are listed hereinafter:
____________________________________________________________
Gap Indemnification:

Between the date hereof and the date of recording of the insured conveyance but in no event later than 5 business days from the date hereof (hereinafter, the “Gap Period”), Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Further Assurances:
The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:
This document may be executed in counterparts.

Inducement and Indemnification:
The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify, defend and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:
Any statement “to the actual knowledge of the Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of the Owner has no knowledge that such statement is untrue (and, for this purpose, the Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representative, but such Designated Representative shall not have any liability in connection herewith. *** Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this document shall survive until 6 months after the date hereof, at which time the provisions hereof (and any potential cause of action resulting from any breach for which Title Insurer has not given Owner written notice) shall terminate; and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the Owner shall have no liability with respect to the same. *** The
“Designated Representative” for the Owner is _____________________________. *** The Designated Representative of the
Owner is an individual affiliated with, or employed by, the Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications herein concerning the Premises.

SEE ANNEXED SIGNATURE PAGE TO TITLE-AFFIDAVIT

SIGNATURE PAGE TO TITLE-AFFIDAVIT

OWNER:
______________________________________, a ____________________

By: ________________________________________
Name: ________________________________
Title: ________________________________

Subscribed and sworn to on _____/_____/_____

________________________________________
Notary Public

RENT-ROLL
SEE ANNEXED

EXHIBIT G

RENT ROLL

[TO BE SUPPLIED]

[INTENTIONALLY OMITTED]

EXHIBIT H
SERVICE CONTRACTS

[INTENTIONALLY OMITTED]

EXHIBIT I
FORM OF TENANT NOTICE LETTER

[**DATE**]

TO:    All Valued Residents of [**COMMUNITY NAME**]

Re:    Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as [**COMMUNITY NAME**], [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

Very truly yours,

,
a(n)

By:
Name:
Its:

,
a(n)

By:
Name:
Its:

EXHIBIT J
PERSONAL PROPERTY
[INTENTIONALLY OMITTED]

EXHIBIT K
Seller Deliveries

[INTENTIONALLY OMITTED]

PURCHASE AND SALE AGREEMENT AND
JOINT ESCROW INSTRUCTIONS
by and between
STONEMARK S/SV, LP, a Delaware limited partnership
"SELLER"
and
__________________________________,
a ______________________________
"BUYER"

(i)

EXHIBIT A	LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B	DEED
EXHIBIT C	FIRPTA CERTIFICATE
EXHIBIT D	BILL OF SALE
EXHIBIT E	GENERAL ASSIGNMENT
EXHIBIT F	OWNER'S AFFIDAVIT
EXHIBIT G	RENT ROLL
EXHIBIT H	LIST OF SERVICE CONTRACTS
EXHIBIT I	TENANT NOTICE LETTER
EXHIBIT J	LIST OF PERSONAL PROPERTY
EXHIBIT K	LIST OF SELLER DELIVERIES

(ii)